UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

REGEN BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	45-5192997
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

   _______________________

4700 Spring Street, Suite 304, La Mesa, California, 91942

(619) 702-1404

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

     ________________________

Attn: David R. Koos

Chief Executive Officer

Regen BioPharma, Inc.

4700 Spring Street, Suite 304

La Mesa, CA 91942

Tel: 619-702-1404

(Name, address, including zip code, and telephone number, including area code, of agent for service)

   _________________________

Copies to:

Attn: David R. Koos

Chief Executive Officer

Regen BioPharma, Inc.

4700 Spring Street, Suite 304

La Mesa, CA 91942

Tel: 619-702-1404

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Aggregate Amount of Registration Fee	(1)
Common Stock, par value $0.0001 per share	20,000,000	$0.0001	$2,000	$0.27

We are registering 20,000,000 shares of our common stock that will be distributed by Bio-Matrix Scientific Group, Inc. as a dividend in kind on a pro rata basis to:

(a)	Holders of the outstanding common shares of Bio-Matrix Scientific Group, Inc., a Delaware corporation, as of the record date
(b)	Holders of any outstanding series of the preferred shares of Bio-Matrix Scientific Group, Inc., a Delaware corporation, as of the record date

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(f) under the Act.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  o

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company.)

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

DATED ____, 2014

REGEN BIOPHARMA, INC.

20,000,000 Shares of Common Stock

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

We are furnishing this prospectus to the common and preferred shareholders of Bio-Matrix Scientific Group, Inc. a Delaware corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 20,000,000 of our common shares, par value $0.0001, currently owned by Bio-Matrix Scientific Group, Inc (“BMSN”) to:

:

(a)	Holders of record of the outstanding common shares of BMSN as of the record date
(b)	Holders of record of the shares of any outstanding series of the preferred shares of BMSN as of the record date.

Shareholders of BMSN will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 20,000,000 common shares of Regen BioPharma,Inc. to the common and preferred shareholders of BMSN will occur ___ days after the Record Date (“Distribution Date”)

We are considered an “Emerging Growth Company” under Section 101(a) of the Jumpstart Our Business Startups Act as we are an issuer that had total annual gross revenues of less than $1 billion during our most recently completed fiscal year.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 8 .

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is____, 2014.

PROSPECTUS SUMMARY 3

ABOUT THIS OFFERING 6

SUMMARY FINANCIAL AND OPERATING INFORMATION 7

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT 8

RISK FACTORS 9

USE OF PROCEEDS 16

DETERMINATION OF OFFERING PRICE 16

DILUTION 16

DISTRIBUTING SECURITY HOLDER 16

PLAN OF DISTRIBUTION 17

DESCRIPTION OF SECURITIES TO BE REGISTERED 17

INTERESTS OF NAMED EXPERTS AND COUNSEL 18

BUSINESS 18

PROPERTIES 30

LEGAL PROCEEDINGS 30

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 31

FINANCIAL STATEMENTS 32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 47

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE 48

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 49

TRANSACTIONS WITH RELATED PERSONS 51

CORPORATE GOVERNANCE   52

SUMMARY COMPENSATION TABLES 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 60

AVAILABLE INFORMATION 61

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES. 61

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page 8 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 43 , as well our financial statements and related notes included elsewhere in this prospectus. In this prospectus, the terms “Regen Biopharma, Inc” “Regen ” “Company,” “we,” “us” and “our” refer to Regen Biopharma , Inc.. In this prospectus, the terms “Bio-Matrix Scientific Group” “Bio-Matrix ” and “BMSN” refer to Bio-Matrix Scientific Group , Inc..

About Us

We were incorporated April 24, 2012 under the laws of the State of Nevada. We are a majority owned subsidiary of Bio-Matrix Scientific Group, Inc, a Delaware corporation. We intend to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

As of January 6, 2014, we have not licensed any existing therapies however we have acquired certain intellectual property from Dr. Wei Ping Min on May 1, 2013and licensed certain intellectual property from Benitec Australia Limited on August 5, 2013. These collective intellectual properties comprise the therapeutic concept behind dCellVax , a cancer therapy in early stage development by the Company.

The Company has begun development of HemaXellerate I, a cellular therapy designed to heal damaged bone marrow. HemaXellerate I utilizes a collection of cells harvested from the patient’s own adipose (fat) tissue to repair damaged bone marrow and stimulate production of blood cells . The initial application of HemaXellerate I will be the treatment of severe aplastic anemia, a rare and serious condition in which the bone marrow fails to make enough blood cells: red blood cells, white blood cells, and platelets.

In this application, adipose (fat) tissue is collected from the patient and processed in order to separate , extract and isolate Stromal Vascular Fraction (SVF). SVF preparations contain significant numbers of cellular populations with therapeutic activity that would be relevant to aplastic anemia; namely:

a) mesenchymal stem cells (MSC), which suppress pathological immune responses and accelerate hematopoiesis (the formation and development of blood cells);

b) endothelial cells, which assist in repairing damaged bone marrow and stimulate hematopoiesis; and

c) T regulatory cells, which possess anti-inflammatory properties.

The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

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In practice, the physician is shipped a kit, which is used to collect adipose tissue. The tissue is sent to a processing facility, and a standardized cellular product is delivered in a ready-to-use manner for administration into the patient intravenously.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration to initiate a clinical trial. In this study we will seek to determine the safety and potential efficacy of intravenously administered autologous (derived or transferred from the same individual's body)SVF cells in 10 patients with severe aplastic anemia that is resistant to immune suppressive therapy.

Also in early stage development by the Company are HemaXellerate II and dCellVax.

Unlike HemaXellerate which utilizes the patient’s own fat tissue to harvest the cells needed to repair damaged bone marrow and stimulate production of blood cells HemaXellerate II utilizes third party placental tissue to harvest these cells.

dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body, treated with plasmid DNA (small DNA molecule that is physically separate from, and can replicate independently of, chromosomal DNA) within a cell that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient. A plasmid is a small DNA molecule that is physically separate from, and can replicate independently of, chromosomal DNA within a cell.

Dendritic cells assist a part of the immune system known as the adaptive immune system by identify cancer cells as foreign and presenting this information to other immune cells called T lymphocytes (‘T cells”) enabling the T-cells learn to recognize the tumour as a foreign invader and respond more strongly to destroy it. IDO is an enzyme that is believed to suppress the body’s immune response to the cancer cells by suppressing T Cells as well as halting the dendritic cell from activating T cells. The dendritic cells that are treated with the IDO-blocking plasmid become resistant to the influence of cancercells which cause the dendritic cell to express IDO. T cells are a type of lymphocyte (itself a type of white blood cell) that play a vital role in the body’s immune response.

The therapeutic concept behind the HemaXellerate products derives from intellectual property licensed to the Company by Oregon Health & Science University (US patent No. 6,821,513 “Method for enhancing hematopoiesis” issued Nov. 23, 2004) pursuant to an agreement entered into by the parties on June 5, 2013. This agreement was terminated by mutual consent on August 8, 2013 due to the fact that US patent No. 6,821,513 had expired due to nonpayment of the required maintenance fees by Oregon Health & Science University. The Company has been informed by its counsel and believes that the expiration of US patent No. 6,821,513 signifies that no party can be sued for future infringement based on the patent. Thus the Company is free to practice the claimed methods recited in the expired patent in the future without being liable for patent infringement based on the patent.

Regen has filed applications for patent protection with respect to internally developed intellectual property covering the HemaXellaerate products in development (61/648898 - Acceleration of Hematopoietic Reconstitution by Placental Endothelial and Endothelial Progenitor Cells and 61/670791 - Treatment of Hematopoietic Disorders, covering placenta and fat tissue as sources of endothelial cells for therapy).

The therapeutic concept behind dCellVax is derived primarily from

(a)	intellectual property acquired from Dr. Wei Ping Min on May 1, 2013
(b)	Intellectual property licensed to the Company by Benitec Australia Limited on August 5, 2013

We generated net losses of $731,753 during the period from April 24, 2012(inception) through December 31, 2013. This condition raises substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required and ultimately to attain profitability. Our auditor's report dated December 16, 2013 expressed substantial doubt about our ability to continue as a going concern.

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At December 31, 2013 (unaudited)
Selected Balance Sheet Information:

Cash	$267,818
Current assets	267,818
Total assets	$267,818

Current liabilities	$16,425
Total liabilities	16,425
Total stockholders' equity (deficit)	$251,393

As of December 3 1 , 2013  we had $ 267,818  cash on hand and current liabilities of $ 16,425 .

We feel we will not be able to satisfy its cash requirements over the next twelve months and shall be required to seek additional financing.

We currently plan to raise additional funds primarily by offering securities for cash and applying for grants.

From the period beginning July 1, 2013 and ending December 31 , 2013 the Company’s activities have been primarily focused upon

(a) the development of protocols for pre-clinical research required to be undertaken with regard to the HemaXellerate I product in development in response to the US Food and Drug Administration’s comments on the Company’s submitted IND

(b) the development of preclinical research to be undertaken with regard to the development of dCellVax

The following actions are required to be undertaken by the Company in order to address comments made by the US Food and Drug Administration with regards to the IND filed by the Company for HemaXellerate I

a) demonstration of safety in an immune deficient model by intravenous administration bracketing the per kilogram dose proposed in the clinical study;

b) augmentation of existing efficacy data by including details of blood cell responses after treatment.

Pursuant to a Service Agreement entered into by and between the Company and Dr. Wei-Ping Min, on Sept 24, 2013 the Company began experiments required to be undertaken in order to address the FDA’s comment concerning efficacy. Studies required to be undertaken in order to address the FDA’s comments concerning safety commenced in December 2013. It is estimated by the Company that completion of efficacy studies will require 3 months, and the safety studies will be completed in 2 months. It is estimated by the Company that appropriate review of the data by the FDA will take 30 days. Based on these assumptions, during the three months ending March 31, 2014 the Company anticipates completion of all actions required to be undertaken with regards to addressing comments made by the US Food and Drug Administration with regards to the IND filed by the Company for HemaXellerate I. The Company also anticipates commencement of the Phase I clinical trial for HemaXellerate I anticipated to begin July 2014. The Company intends, upon satisfaction of all comments, to seek Orphan Drug Designation under the Orphan Drug Act of 1983 from the US Food and Drug Administration for HemaXellerate I. During the three months ended March 31, 2014 the Company also anticipates completion of preclinical testing with regards to dCellVax as well as submission of an IND to the FDA with regards to dCellVax.

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The Company has historically met its cash needs primarily through capital contributions made by BMSN and anticipates continuing to do so for the period beginning January 8, 2014 and ending March 31, 2014. The Company also plans to meet cash needs through applying for governmental and non-governmental grants as well as selling its securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or non-governmental grant will be obtained by the Company despite the Company’s best efforts.

The Company anticipates hiring a Chief Financial Officer and a Project Coordinator as well as retaining the services of Contract Research Organizations (CROs) during the period beginning January 8 , 201 4 and ending September 30 , 2014. The utilization of CROs is intended to provide significant savings with regard to equipment expenditures and long term fixed research / development overhead. As such, the Company does not currently anticipate material acquisition of plant and equipment to be undertaken over the period beginning January 8, 2014 and ending September 30 , 2014

The foregoing statements that are not historical facts, including statements about Regen’s plans, beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time Regen made the original statement, and you should not place undue reliance on them as these plans, estimates and projections may be subject to change. Forward-looking statements involve inherent risks and uncertainties and Regan cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement.

ABOUT THIS OFFERING

Shares Issued	BMSN will issue to all BMSN common and preferred shareholders of record on the Record Date a pro rata distribution of 20,000,000 common shares of Regen Biopharma, Inc. owned by BMSN.

Distribution Date	____ days after the Record Date.

Certain U.S. Federal Income Tax Consequences of the Spin-Off	The spin-off is taxable to the recipient, as with any dividend.

Secondary Market	There is currently no existing public market for the common shares of the Company

Dividend Policy	The Company does not anticipate payment of dividends to shareholders in the foreseeable future.

Appraisal Rights	Holders of BMSN common and preferred shares have no dissenters’ rights of appraisal in connection with this distribution of the Company’s common shares.

Relationship between BMSN and the Company subsequent to the Distribution.	BMSN will own approximately 58% of the outstanding shares of the Company following the distribution. The sole officer and director of BMSN, David Koos will also be Chairman, CEO, President and the sole executive officer of the Company following the distribution.

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SUMMARY FINANCIAL AND OPERATING INFORMATION

The following selected financial information is derived from our  Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with our  Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

As of
December 31, 2013 (unaudited)

Selected Balance Sheet Information:

Cash	$ 267,818
Current assets	$ 267,818
Total Assets	$ 267,818

Current liabilities	$ 16,425
Total liabilities	$ 16,425
Total stockholders' equity (deficit)	$ 251,393

	For the three months ended December 31, 2013	For the three months ended December 31, 2012
Selected Statement of Operations Information:
(unaudited)
Revenues	$0	0
Gross profit	0	0
Total operating expenses	(185,835)	(91,839)
Operating income (loss)	(185,835)	(91,829)
Net income (loss) to common shareholders	$(209,529)	$ (91,839)

Basis and diluted earnings (loss) per common share	$(0.004)	$ (9.18)

Weighted average common shares outstanding basic and diluted	51,764,945	10,000

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	As of	As of
	September 30, 2013	September 30, 2012

Selected Balance Sheet Information:

Cash	$ 115,922	$ 923
Current assets	$ 115,922	$ 923
Total Assets	$ 115,922	$ 923

Current liabilities	$ 0	$ 0
Total liabilities	$ 0	$ 0
Total stockholders' equity (deficit)	$ 115,922	$ 923

	For the twelve months ended September 30, 2013		For the period from inception (April 24, 2012) to September 30, 201 2
Selected Statement of Operations Information:

Revenues		$0		$0
Gross profit		0		0
Total operating expenses		(319,836)		(167,190)
Operating income (loss)		(319,836)		(167,190)
Net income (loss) to common shareholders	$	(355,034)	$	(167,190)

Basis and diluted earnings (loss) per common share		$(0.0 187 )	$	( 16.7 2)

Weighted average common shares outstanding basic and diluted		18,950,000		10,000

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act.

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An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

• we are permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

• we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

• we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

• we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions for up to five years subsequent to the effective date of this registration statement or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment. The following discussion and analysis should be read in conjunction with the other financial information and consolidated financial statements and related notes appearing in this prospectus.

Risks Related to our Business:

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE.

The Company was incorporated April 24, 2012 and has only been pursuing its current business plan since April 24, 2012. The Company has never generated positive cash flow from operations. Due to the early stage of our development, limited financial and other historical data is available for investors to evaluate whether we will be able to fulfill our business strategy and plans.  Further, financial and other limitations may force us to modify, alter, or significantly delay the implementation of such plans.   We may incur substantial losses in the future, making it extremely difficult to implement our business plans and strategies and sustain our then current level of operations.  Furthermore, no assurances can be given that our strategy will result in an improvement in operating results or that our operations will become profitable.

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THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report dated December 16 , 2013 expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern.  Because obtaining investment capital in not certain, we may not have the funds necessary to continue our operations.   Our ability to meet our operating needs depends in large part on our ability to secure third party financing.  We cannot provide any assurances that we will be able to obtain financing.

THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY’S PARENT’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our parent company , BMSN, has no revenues and generated net losses of $ 17,360,613 (excluding $663,649 of Equity in Net Losses of Entest Biomedical, Inc. recognized) during the period from August 2, 2005 (inception) through December 31, 2013. This condition raises substantial doubt about BMSN’s ability to continue as a going concern.

THE COMPANY DOES NOT CURRENTLY OWN OR OPERATE ANY LABORATORY OR MANUFACTURING FACILITIES, THE COMPANY CAN PROVIDE NO ASSURANCE THAT THE USAGE OF SUCH FACILITIES CAN BE OBTAINED ON TERMS FAVORABLE TO THE COMPANY

The Company does not currently own or operate any laboratory or manufacturing facilities. As a result, we may outsource certain functions, tests and services to Contract Research Organizations (“CROs”) , medical institutions and collaborators as well as outsourcing manufacturing to collaborators and/or contract manufacturers. We may also engage a CRO to run all aspects of a clinical trial on our behalf. There is no assurance that such individuals or organizations will be able to provide the functions, tests, or services as agreed upon or in a quality fashion or on terms favorable to the Company. Any failure to do so could cause us to suffer significant delays in the development of our products.

WE ARE IN THE EARLY STAGES OF DEVELOPING HEMAXELLERATE, THE EFFECTIVENESS OF WHICH IS UNPROVEN. OTHER PRODUCTS IN VARIOUS EARLY STAGES OF DEVELOPMENT ARE ALSO UNPROVEN.

The Company is currently in the early stage of developing HemaXellerate, a cellular drug designed to heal damaged bone marrows. HemaXellerate is unproven and no assurance can be given that HemaXellerate will prove effective for its intended purpose.

WE ARE RELIANT ON BENITEC AUSTRALIA LIMITED AND THE COMMONWEALTH SCIENTIFIC AND INDUSTRIAL RESEARCH ORGANISATION (“CSIRO”) OF AUSTRALIA WITH REGARD TO THE PROSECUTION OF RIGHTS TO PATENTS, PATENT APPLICATIONS, KNOW-HOW AND OTHER INTELLECTUAL PROPERTY RELATING TO RNA INTERFERENCE TO WHICH WE HAVE BEEN GRANTED AN EXCLUSIVE WORLDWIDE RIGHT AND LICENSE TO DEVELOP AND COMMERCIALIZ (“BENITEC LICENSE”).

Pursuant to the agreement between the Company and Benitec Australia Limited for the grant of the Benitec License; Benitec Australia Limited (or CSIRO to the extent applicable and permissible under an exclusive license by and between Benitec Australia Limited and CSIRO), shall have the right and the obligation to prosecute all Patents included within the Benitec License at its cost and expense. Regen BioPharma may not commence suit under any patents licensed or any patents which issue on the applications licensed without seeking and obtaining the prior written consent of Benitec Australia Limited or CSIRO, as the case may be. CSIRO has sole responsibility and control of legal action of any of that patents licensed to the Company under the Benitec License which have been licensed to Benitec Australia Limited by CSIRO. If Benitec Australia Limited or CSIRO fail to adequately maintain, prosecute or protect these intellectual property rights our business and prospects could suffer substantial harm.

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WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CARRY OUT OUR BUSINESS PLAN.

To date, the Company’s operations have not generated cash flow sufficient to fund our capital requirements and there can be no assurance given that the Company’s operations will do so in the future. To date, the Company has generated no cash flow from operations and there can be no assurance given that the Company’s operations will do so in the future. As of February 19, 2014 the Company has cash of $199,693 which will allow us to satisfy our cash requirements over the next six months exclusive of any additional financing. There is no guarantee that we will be able to access additional capital at rates and on terms which are attractive to us, if at all.  Without the additional funding needed to fund our growth we may not be able to grow as planned.

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WE RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL, HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

Our performance largely depends on the talents and efforts of highly skilled individuals. Among employees of the Company these individuals include Thomas E. Ichim, PhD, a director and Chief Scientific Officer and Director of Research. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization, particularly sales and marketing.  Competition in our industry for qualified employees is intense.  In addition, our compensation arrangements may not always be successful in attracting new employees and retaining and motivating our existing employees.  Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

DEPENDENCE ON DAVID R. KOOS, WITHOUT WHOSE SERVICES COMPANY BUSINESS OPERATIONS COULD CEASE.

At this time, the sole officer and director of the Company is David R. Koos, who is wholly responsible for the development and execution of our business. Mr. Koos is not party to an employment agreement with us. If Mr. Koos should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment. David Koos is not party to an employment agreement with the Company.

THE COMPANY DOES NOT MAINTAIN CERTAIN INSURANCE, INCLUDING ERRORS AND OMISSIONS INSURANCE.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES AND COULD LIMIT OUR ABILITY TO SELL SOME OF OUR PRODUCTS.

Although we have not been subject to any intellectual property litigation or infringement claims, we may be in the future, which could cause us to incur significant expenses to defend such claims, divert management’s attention or prevent us from manufacturing, selling or using some aspect of our products.  If we chose or are forced to settle such claims, we may be required to pay for a license to certain rights, paying royalties on both a retrospective and prospective basis, and/or cease our manufacturing and sale of certain products that are alleged to be infringing.  Future infringement claims against us by third parties may adversely impact our business, financial condition and results of operations.

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WE ARE SUBJECT TO NUMEROUS LAWS AND REGULATIONS, FAILURE TO COMPLY WITH THOSE LAWS AND REGULATIONS MAY ADVERSELY IMPACT OUR BUSINESS.

Products we are currently developing and which may be developed by us would be highly regulated. We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products. The development of a product candidate and issues relating to its approval and marketing are subject to extensive regulation by the Food and Drug Administration (FDA) in the United States and regulatory authorities in other countries, with regulations differing from country to country. We are not permitted to market our product candidates in the United States until we receive approval of a New Drug Application (NDA) or a Biologic License Application (BLA), as applicable, from the FDA.

In the United States, NDAs and BLAs must include extensive preclinical and clinical data and supporting information to establish the product candidate’s safety and effectiveness for each desired indication. NDAs and BLAs must also include significant information regarding the chemistry, manufacturing and controls for the product. Obtaining approval of a NDA or BLA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. Regulators of other jurisdictions, such as the European Medicines Agency (EMA) , a European Union agency for the evaluation of medicinal products, have their own procedures for approval of product candidates. Even in the event that a product is approved, the FDA or the EMA, as the case may be, may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval. Regulatory authorities in countries outside of the United States and Europe also have requirements for approval of drug candidates with which we must comply prior to marketing in those countries. Obtaining regulatory approval for marketing of a product candidate in one country does not ensure that we will be able to obtain regulatory approval in any other country.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF HEMAXELLERATE

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration to initiate clinical trials assessing the Company’s HemaXellerate drug currently in development in patients with drug-refractory aplastic anemia. A condition is classified as drug-refractory if the patient is unresponsive to drug therapy. Regen will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market HemaXellerate. No approval has been granted by the FDA for the marketing and sale of HemaXellerate.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF HEMAXELLERATE II

Regen will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market HemaXellerate II. No approval has been granted by the FDA for the marketing and sale of HemaXellerate II.

NO APPROVAL HAS BEEN GRANTED BY THE FDA FOR THE MARKETING AND SALE OF dCellVax

Regen will be required to obtain approval from the US Food and Drug Administration (FDA) in order to market dCellVax. No approval has been granted by the FDA for the marketing and sale of dCellVax .

NO ASSURANCE THAT ANY PRODUCT IN DEVELOPMENT OR WHICH MAY BE PUT INTO DEVELOPMENT WILL SUCCESFULLY COMPLETE ANY CLINICAL TRIALS.

Clinical trials involving new drugs and biologics are commonly classified into three phases. Each phase of the drug approval process is treated as a separate clinical trial and the drug-development process usually advances through all four phases over many years. Each phase exposes greater number of subjects to the drug and each phase builds on existing safety and efficacy information. Phase 1 trials are designed to assess the safety and tolerability of a drug or biologic. Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase III trials are aimed at being the definitive assessment of how effective the drug or biologic is, in comparison with current treatment and to provide an adequate basis for physician labeling. If the drug or biologic successfully passes through Phases I, II, and III, it will usually be approved by the national regulatory authority for use in the general population.

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The Company’s plan is to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

We have yet to complete a successful clinical trial of any product under development and no assurance can be made that any product under development will successfully complete a clinical trial.

THE COMPANY CAN PROVIDE NO ASSURANCE THAT IT WILL BE ABLE TO SELL OR LICENSE ANY PRODUCT UNDER DEVELOPMENT OR WHICH WE MAY DEVELOPIN THE FUTURE.

The Company’s current plans include the development of regenerative medical applications up to the point of successful completion of Phase I and/ or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials. We can provide no assurance that the Company will be able to sell or license any product or that, if such product is sold or licensed, such sale or license will be on terms favorable to the Company.

WE HAVE NOT OBTAINED PATENT PROTECTION FOR OUR INTELLECTUAL PROPERTY.

With the exception of all proprietary rights to US Patent # 8,389,708 (Method of Cancer Treatment using siRNA Silencing ) assigned to the Company on May 1, 2013, the Company has not obtained patent protection on any of its intellectual property.  Although the Company plans on attempting to obtain patents on its products and services, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products. The concept behind HemaXellerate I and HemaXellerate II, two therapies under development by the Company, derives from intellectual property not protected by patent and considered to be in the public domain.

LIABILITY OF DIRECTORS FOR BREACH OF DUTY OF CARE IS LIMITED. OUR BYLAWS INDEMNIFY MEMBERS OF OUR BOARD OF DIRECTORS, OUR OFFICERS, EMPLOYEES, AND AGENTS AND PERSONS WHO FORMERLY HELD SUCH POSITIONS, AND THE LEGAL REPRESENTATIVES OF ANY OF THEM, TO THE FULLEST EXTENT LEGALLY PERMISSIBLE UNDER THE GENERAL CORPORATION LAW OF THE STATE OF NEVADA AGAINST ANY OR ALL EXPENSE, LIABILITY AND LOSS REASONABLY INCURRED IN DEFENDING A CIVIL OR CRIMINAL ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH PERSON SHALL HAVE BECOME SUBJECT BY REASON OF HIS HAVING HELD SUCH A POSITION OR HAVING ALLEGEDLY TAKEN OR OMITTED TO TAKE ANY ACTION IN CONNECTION WITH SUCH POSITION.

According to Nevada law (NRS 78.138(7)), all Nevada corporations limit the liability of directors and officers, including acts not in good faith. Our stockholders’ ability to recover damages for fiduciary breaches may be reduced by this statute. In addition our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Risks Related to an Investment in Our Common Stock

WE DO NOT PLANT TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

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NO PUBLIC MARKET CURRENTLY EXISTS FOR SHARES OF OUR COMMON STOCK, NOR MAY A PUBLIC MARKET EVER EXIST AND OUR SHARES ARE ILLIQUID.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange. Our shares are not and have not been listed or quoted on any exchange or quotation system.

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR COMMON STOCK DIFFICULT.

Trading in our securities, should a public market develop, will most likely be subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

☐	Make a suitability determination prior to selling a penny stock to the purchaser;

☐	Receive the purchaser’s written consent to the transaction; and

☐	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CONCENTRATED CONTROL RISKS; SHAREHOLDERS COULD BE UNABLE TO CONTROL OR INFLUENCE KEY CORPORATE ACTIONS OR EFFECT CHANGES IN THE COMPANY’S BOARD OF DIRECTORS OR MANAGEMENT

Our sole officer and Chairman of our Board of Directors, David R. Koos, has voting power over 50,010,000,shares of our common stock, representing approximately 97% of the voting control of the Company as of September 22, 2013 . Mr. Koos is also, as of September 22, 2013 the sole executive officer of the Company. Subsequent to the distribution, Mr. Koos is anticipated to have voting power over 30,010,000,shares of our common stock, representing approximately 58% of the voting control. Mr. Koos therefore has the power to make many major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration. In addition, due to Mr. Koos voting power,  investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

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BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS PURSUANT TO SECTION 102(b)(1) OF THE JOBS ACT OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates. .

FUTURE ISSUANCE OF SECURITIES MAY HAVE A DILUTING FACTOR ON EXISTING AND FUTURE SHAREHOLDERS.

The Company plans to meet cash needs through applying for governmental and non-governmental grants as well as selling its securities for cash. The issuance of any additional shares of common stock or convertible securities in a subsequent offering could be substantially dilutive to stockholders of our common stock. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. Holders of our shares of common stock have no preemptive rights as a matter of law that entitle them to purchase their pro-rata share of any offering or shares of any class or series. The market price of our common stock could decline as a result of additional sales of shares of our common stock or the perception that such sales could occur.

FORWARD LOOKING STATEMENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the distribution of our common stock

DETERMINATION OF OFFERING PRICE

No consideration will be paid for the shares of common stock distributed in the spin-off.  The proposed offering price of the common shares to which this registration statement pertains is $0.__-  and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, on the basis of the book value of such securities computed as of the latest practicable date prior to the date of filing the registration statement

DILUTION

We have determined that there is no substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity in the Company acquired by them in transactions during the past five years, or which they have the right to acquire.

DISTRIBUTING SECURITY HOLDER

We are furnishing this prospectus to the common and preferred shareholders of Bio-Matrix Scientific Group, Inc. a Delaware corporation. This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 20,000,000 of our common shares, par value $0.0001, currently owned by Bio-Matrix Scientific Group, Inc (“BMSN”) to:

:

(a)	Holders of record of the outstanding common shares of BMSN as of the record date
(b)	Holders of record of the shares of any outstanding series of the preferred shares of BMSN as of the record date.

Shareholders of BMSN will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 20,000,000 common shares of Regen BioPharma,Inc. to the common and preferred shareholders of BMSN will occur ___ days after the Record Date (“Distribution Date”)

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Name	Shares Beneficially Owned Prior to The Distribution	Shares to be Distributed	Amount Beneficially Owned Before Distribution	Percent Beneficially Owned After Distribution

Bio-Matrix Scientific Group, Inc.	50,010,000	20,000,000	9 6%	58%

David R. Koos is the sole executive officer and director of BMSN and the sole executive officer of the Company.

PLAN OF DISTRIBUTION

The distribution will be effected through a pro rata property dividend to common and preferred shareholders of BMSN. The number of shares each BMSN common or preferred shareholder will be entitled to receive in the distribution will depend on how many common and preferred shares are issued and outstanding as of the Record Date which has yet to be determined. Assuming BMSN issues no additional common or preferred shares after February 19 , 201 4 , which cannot be assured, each BMSN common and preferred shareholder of record as of the Record Date will receive one common share of Regen for each 1 47 common and/or preferred shares of BMSN held of record as of that date. No fractional shares will be distributed. The Distribution Date will be ---- days after the Record Date.

BMSN will pay all expenses incident to the registration and distribution of the shares of our common stock to which this prospectus pertains other than:

DESCRIPTION OF SECURITIES TO BE REGISTERED

The stockholders' equity section of the Company contains the following classes of capital stock as February 19 , 201 4 :

Common stock, $ 0.0001 par value; 500,000,000 shares authorized: 51, 9 10,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 5,000,000 shares authorized: 0 shares issued and outstanding

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

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This prospectus relates to the distribution on a pro rata basis as a dividend in kind of 20,000,000 of our common shares, par value $0.0001, currently owned by BMSN to:

(a)	Holders of record of the outstanding common shares of BMSN as of the record date
(b)	Holders of record of the shares of any outstanding series of the preferred shares of BMSN as of the record date.

Shareholders of BMSN will receive a proportionate allocation of the shares to be distributed in relation to the total number of common and or/preferred shares to which they are shareholders of record as of the record date. The record date is anticipated to be the date that the registration statement on Form S-1 of which this prospectus forms a part is declared effective by the United States Securities and Exchange Commission (“Record Date”). The distribution of the 20,000,000 common shares of Regen BioPharma,Inc. to the common and preferred shareholders of BMSN will occur ___ days after the Record Date (“Distribution Date”).

All shares being registered under this prospectus are common shares. The transfer agent for our common shares is:

Securities Transfer Corporation

2591 Dallas Parkway Suite 102

Frisco, Texas 75034

Phone - 469-633-0101

FAX 469-633-0088

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The audited financial statements of the Company included in this prospectus and in the registration statement have been audited by Seale and Beers, CPAs.

Joseph L.. Pittera, our independent legal counsel, has provided an opinion on the validity of our common stock.

BUSINESS

We were incorporated April 24, 2012 under the laws of the State of Nevada. We are a wholly owned subsidiary of Bio-Matrix Scientific Group, Inc, a Delaware corporation.

We intend to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials.

The primary factor to be considered by us in arriving at a decision to advance an application further to Phase III clinical trials would be a greater than anticipated indication of efficacy seen in Phase I trials.

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Clinical trials involving new drugs and biologics are commonly classified into three phases. Each phase of the drug approval process is treated as a separate clinical trial and the drug-development process usually advances through all phases over many years. Each phase exposes greater number of subjects to the drug and each phase builds on existing safety and efficacy information. Phase 1 trials are designed to assess the safety and tolerability of a drug or biologic. Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase III trials are aimed at being the definitive assessment of how effective the drug or biologic is, in comparison with current treatment and to provide an adequate basis for physician labeling. If the drug or biologic successfully passes through Phases I, II, and III, it will usually be approved by the national regulatory authority for use in the general population.

On May 1, 2013 Dr. Wei Ping Min (“Min”) entered into an agreement (“Agreement”) whereby Min assigned to Regen all right, title and interest in US Patent # 8,389,708 as well as all Patent applications from the same family corresponding to numbers PCT/CA2006/000984, CA2612200 and EP1898936.(“Min IP”) US Patent # 8,389,708 was granted to Min with regard to his invention of a method directed to the silencing of immunosuppressive cancer causing genes using short interfering RNA (siRNA) leading to an increase in the immune response, a decrease in tumor-induced immunosuppression and a decrease in in vivo tumor progression. siRNA are shorter pieces of double stranded RNA that allow the interference of a particular gene, without causing cell death.

As consideration for the Min IP, Regen is required to:

(a) negotiate in good faith with Min with regards to a proposed consulting agreement by and between Min whereby Min shall perform certain mutually agreed upon tasks for the benefit of Regen for consideration to Min consisting of $100,000 of the common shares of Bio-Matrix Scientific Group, Inc. valued as of the date of issuance and to be paid over a twelve month period in twelve equal installments (“Consulting Shares”) and registered under the Securities Act of 1933 on Form S-8.

(b) Cause to be issued to Min 100,000 of Bio-Matrix Scientific Group, Inc.’s preferred shares (“Assignor Preferred Shares”) exchangeable into common shares of Bio-Matrix Scientific Group, Inc. (“Exchange Common Shares”) under the following terms and conditions:

(1)	upon any date subsequent to the date of the completion of a satisfactory review by the United States Food and Drug Administration (“FDA”) of an Investigational New Drug Application (“IND”) for the Min IP submitted by Regen which shall result in the ability of Regen to lawfully begin clinical testing of the Min IP on human subjects within the United States Min shall be permitted, at his option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of $333,000 such shares being valued at a price per share equal to the closing price as of the day written notice is given to Regen of Min’s intent to exchange.
(2)	upon any date subsequent to the date that manufacturing procedures for the manufacture of the Min IP have been developed by Regen which comply to the Current Good Manufacturing Practices (“cGMP “) requirements of the Food Drug and Cosmetics Act of 1938 and the rules and regulations promulgated thereunder as they may apply to the manufacture of the Min IP Min shall be permitted, at his option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of $333,000 such shares being valued at a price per share equal to the closing price as of the day written notice is given to Regen of Min’s intent to exchange.
(3)	upon any date subsequent to the date that, in connection with a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, both of (1) a clinical trial protocol has been completed and (2) a Principal Investigator has been appointed, Min shall be permitted, at Min’s option, to exchange 33,333 of the Assignor Preferred Shares into that number of Exchange Common Shares having a value of $333,000 such shares being valued at a price per share equal to the closing price as of the day written notice is given by Min to Regen of Min’s intent to exchange.
(4)	Min shall receive, upon successful completion of a lawfully administered Phase I clinical trial of the Min IP being conducted by Regen within the United States on human subjects, the results of which (1) shall indicate that the Min IP can be safely tolerated by human subjects (2) shall not indicate that use of the Min IP in human subjects result in side effects of such severity that commencement of a Phase II clinical trial could not occur, and (3) establishes the optimal dosage and/or method of administration( as applicable )of the Min IP , Min shall receive that number of the common shares of BIO-MATRIX SCIENTIFIC GROUP, INC. which, at a price per share equal to the closing price of the shares as of the day of issuance, shall equal $1,000,000

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All common shares of Bio-Matrix Scientific Group, Inc issuable pursuant to the Agreement are subject to the condition that a sufficient number of common shares shall be authorized for issuance by BMSN in order that the required number common shares may be issued. Pursuant to the Agreement, Min shall be entitled to additional consideration for productivity and deliverables over and above listed items (“”Bonus””). The eligibility of Min to receive a Bonus as well as the nature and amount of any Bonus shall be at the sole discretion and determination of the Chief Executive Officer of the Company. On August 9, 2013 Bio-Matrix Scientific Group, Inc issued to Min 100,000 of its Preferred Shares pursuant to the Agreement. The fair value of these Preferred Shares was determined by the Company to be $10.

On August 5, 2013 Regen was granted by Benitec Australia Limited (“Benitec”) an exclusive worldwide right and license to certain patents, patent applications, know-how and other intellectual property relating to RNA interference, a biological mechanism by which double-stranded RNA modifies gene expression (“RNAi”) possessed by Benitec.

Pursuant to the agreement between the parties for the grant of the license (“Agreement”) , Regen is obligated to make the following payments to Benitec as consideration for the grant of the license:

(1)	a one-time, non-refundable, upfront payment of twenty five thousand US dollars ($25,000) as a license initiation fee on the execution date of the Agreement. On August 30, 2013 BMSN issued 8,512,088 of its common shares to Benitec in satisfaction of this obligation on behalf of the Company. Fair value of these common shares as of the date of issuance was determined to be $25,536.

(2)	a one-time non-refundable payment of twenty five thousand US dollars ($25,000) on the first anniversary of the execution date of the Agreement.

(3)	The following milestone payments per each Licensed Product that meets such milestone :

Milestone	Amount
Start Phase I/II clinical trial – dosing first patient	$100,000 US Dollars
Start Phase III clinical trial	$500,000 US Dollars
Regulatory Approval for a Licensed Product by first regulatory agency	$1,000,000 US Dollars
Regulatory Approval for a Licensed Product by second regulatory agency	$2,000,000.00 US Dollars

As defined by the Agreement, “Licensed Product” shall mean any product sold by or on behalf of Regen, its Affiliates or its sublicensees pursuant to the license granted by the Agreement.

As further consideration to Benitec, Regen is required to pay:

(i)	Royalties equal to the greater of (a) a minimum annual payment of $25,000 per year or (b) four percent (4%) of the Net Sales as defined in the Agreement of any Licensed Products sold pursuant to the license sold within a given year.

(ii)	fifty percent (50%) of all consideration (in the case of in-kind consideration, at fair market value as monetary consideration) received by Regen from sublicensees, excluding royalties from sublicensees based on Net Sales of any Licensed Products for which Benitec receives payment.

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The term of this Agreement commenced on the date of execution (“Effective Date “) continues in full force and effect on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration or termination of the Benitec’s Patent Rights covering such Licensed Product.

The Company has begun development of HemaXellerate, a cellular drug designed to heal damaged bone marrow. HemaXellerate I(TM) is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based on previous animal studies. The initial application of HemaXellerate will be the treatment of severe aplastic anemia (AA) which is characterized by immune-mediated bone marrow hypoplasia and pancytopenia. The HemaXellerate treatment consists of the use of autologous stromal vascular fraction (SVF) cells extracted from the patient’s own adipose tissue as a treatment for immune suppressant refractory aplastic anemia. SVF preparations contain significant numbers of cellular populations with therapeutic activity that would be relevant to aplastic anemia; namely, a) mesenchymal stem cells (MSC), which suppress pathological immune responses and accelerate hematopoiesis; b) endothelial cells, which assist in repairing damaged bone marrow hematopoietic microenvironment and stimulate hematopoiesis; and c) T regulatory cells, which possess anti-inflammatory properties.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration to initiate clinical trials assessing the company’s HemaXellerate drug currently in development in patients with drug-refractory aplastic anemia.

Principal Products and Services

HemaXellerate I

The Company has begun development of HemaXellerate I, a cellular therapy designed to heal damaged bone marrow. HemaXellerate I is a patient-specific composition of cells that have been demonstrated to repair damaged bone marrow and stimulate production of blood cells based on previous animal studies. The initial application of HemaXellerate I will be the treatment of severe aplastic anemia which is characterized by immune-mediated bone marrow hypoplasia (underdevelopment or incomplete development of a tissue) and pancytopenia (reduction in the number of blood cells and platelets).

Adipose tissue is collected from the patient and processed in order to separate, extract and isolate Stromal Vascular Fraction (SVF), a mix of various cell types including mesenchymal stem cells and endothelial cells. Mesenchymal stem cells are connective tissue cells that can differentiate into a variety of cell types and endothelial cells are the cells that line the interior surface of blood vessels and lymphatic vessels and which play a vital role in angiogenesis ( the physiological process through which new blood vessels form from pre-existing vessels).

The isolated SVF is then intravenously administered to the patient. The Company believes that the isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. Hematopoietic stem cells are immature cells that can develop into all types of blood cells, including white blood cells, red blood cells, and platelets. Hematopoietic stem cells are found in the peripheral blood and the bone marrow.

In the opinion of the Company, the following studies conducted by or on behalf of the Company or by others demonstrate that the composition of cells in HemaXellerate I have been demonstrated to repair damaged bone marrow and stimulate production of blood cells .

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Laboratory Experiments
Experiment	Location Conducted	Dates Conducted	Number of Animals/Runs	Preclinical Data
Demonstration that endothelial cells stimulate hematopoiesis after bone marrow damage	Dr. William Fleming, Oregon Health Sciences University	2008-2009	37 C57/B6 mice exposed to lethal irradiation and treated with increasing numbers of endothelial cells*	Demonstration of radioprotection by endothelial cells, associated with augmentation of hematopoiesis. Data in patent and also part published in Lei et al. Stem Cell Res. 4(1): 17–24
Optimization of Human SVF Isolation and Characterization	Dr. Erik Woods, Cook General Biotechnology	June 2012- August 2012	5 human samples of fat processed under various conditions to optimize content of endothelial cells	Protocol developed for optimal content of endothelial cells from human fat, as detected by flow cytometry
Development of irradiation model of myeloablation in immune compromised mice	Dr. Sophia Khaldoyanidi Torrey Pines Institute for Molecular Studies	Aug-Nov 2012	50 C57/B6 and SCID mice treated with various doses of irradiation and administered bone marrow cells as a source of endothelial cells*	Development of a model of bone marrow failure, practical issues learned about bone marrow as a source of endothelial cells, decision to focus on use of adipose tissue as source instead of bone marrow
Human HemaXellerate Efficacy in Mouse Model	Dr. Wei-Ping Min, University of Western Ontario	Jan-April 2013	40 mice treated bone marrow toxin, followed by administration of 3 doses of HemaXellerate or control	Dose dependent demonstration of accelerated hematopoiesis after administration of HemaXellerate

* “50 C57/B6” is the label of a type of mouse commonly used in research. It is a mouse that possess a functional immune system. In the first experiment described in the table, the mice were treated with a lethal dose of radiation. Radiation kills by destroying the blood making cells of the body. Administration of mouse derived endothelial cells resulted in enhanced survival of the mice after irradiation, which was associated with restoration of blood production. These sets of experiments strongly suggested to us, that endothelial cells protect blood making cells from damage. SCID (severe combined immuno deficient) mice are commonly used in research where a human cell therapeutic product is being tested in a manner to avoid rejection of the cells by the mouse’s immune system. In this segment of the research, human cells were given to the SCID mice subsequent to irradiation, which regenerated the mouse blood making cells. The purpose of the 50 C57/B6 mice and the SCID mice in the research is to demonstrate that mouse derived endothelial cells regenerate blood making cells and that human endothelial cells regenerate blood making cells in mice.

22

Preclinical studies conducted by the Company consist of the following:

1.	Development of HemaXellerate product. Studies were conducted together with Cook Biotechnology for the establishment of protocols for manufacturing a consistent cellular product based on enzymatic digestion of patient fat tissue, centrifugation, and washing steps.
2.	Development of Animal model. Sophia Khaldoyanidi, M.D., Ph.D. at the Torrey Pines Institute for Molecular Medicine to established the animal model for aplastic anemia and assessed feasibility of endothelial stem cell stimulation of blood cell production.
3.	Preclinical Demonstration of Efficacy. Data was generated using the model developed from work with Dr. Khaldoyanidi to demonstrate a dose dependent effect of HemaXellerate I on stimulation of new blood cell formation. The study demonstrated accelerated reconstitution of white blood cells production after administration of 5-FU ( a chemical that kills bone marrow stem cells) after HemaXellerate therapy which in the opinion of the Company demonstrates efficacy of HemaXellerate and the cellar components of SVF

The Company believes that no regulatory approvals are required in order to engage in the preclinical research activities conducted on behalf of the Company described above. No such approvals have been requested nor granted in connection with these activities.

References showing that endothelial cells and endothelial progenitor cells, which comprise 16% of SVF produce growth factors that stimulate blood cell production from bone marrow support the Company’s position that isolated SVF will generate growth factors with the ability to repair damaged hematopoietic stem cells. A study published in the Journal of the International Society for Advancement of Cytometry (Zimmerlin et al. Cytometry Part A 77A: 22:30, 2010) supports the Company’s utilization of fat tissue as an easy to access source of endothelial cell ( other sources for endothelial cells include bone marrow, which is much harder and more painful to extract from patients than fat tissue) and demonstrated that endothelial cells taken from fat tissue are just as viable as those derived from bone marrow.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration (“FDA”) to initiate a Phase I clinical trial assessing HemaXellerate I in patients with drug-refractory aplastic anemia. The Phase I clinical trial is intended to determine safety and potential efficacy of intravenously administered autologous SVF cells in patients with severe, immune suppressive refractory aplastic anemia with the primary endpoints of safety and feasibility and secondary endpoints of efficacy as determined by patients having complete response, partial response or relapse.

Complete response (CR) will be defined as a neutrophil count greater than 1.5 × 10(9)/L, a platelet count greater than 150 × 10(9)/L, and a hemoglobin level of greater than 110 g/L (11.0 g/dL). Partial response (PR) will be defined by transfusion independence and no longer meeting criteria for severe disease. Relapse is indicated by the requirement for blood transfusion. Toxicity of treatment will be evaluated for the duration of the study and will be graded according to the criteria of the World Health Organization.

It is estimated that the Company will require six to eight months for patient recruitment for the Phase I clinical trial and duration of the Phase I clinical trial is intended to be six months with ten human patients tested. The Phase I clinical trial cannot commence until comments directed to the Company by the FDA with regard to the IND have been addressed by the Company to the FDA’s satisfaction. The total cost to completion of the Phase I clinical trial is estimated by the Company shall be $500,000.

23

The Company estimates that the total costs for initiating and completing Phase I, Phase II and Phase III clinical trials with regard to the HemaXellerate I product shall be $6,000,000. The Company’s current intention is to initiate and complete Phase I and Phase II clinical trials with regard to HemaXellerate I and, upon successful completion of a Phase II clinical trial, seek to license the product out to one or more licensees.

Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a previously unapproved drug or biologic intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. Generally, if a product with an orphan drug designation subsequently receives the first marketing approval for the indication for which it has such designation, the product is entitled to a seven year period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same drug for that time period. The sponsor of the product would also be entitled to a United States federal tax credit equal to 50% of clinical investigation expenses as well as exemptions from certain fees.

The Company believes that this application of HemaXellerate qualifies for Orphan designation under the Orphan Drug Act due to the fact that aplastic anemia is a rare disease with prevalence in the United States of less than 200,000 and intends to apply to the FDA for Orphan designation for HemaXellerate.

HemaXellerate II

Also in early stage development by the Company is a version of HemaXellerate called HemaXellerate II.

HemaXellerate II is intended to be a universal donor endothelial cell based therapeutic and is intended to be manufactured by obtaining cells from a part of the placenta called the “vascular lobules”. The cells are processed and utilized for the purpose of stimulating bone marrow hematopoetic stem cell repair and proliferation. The mechanism of action for HemaXellerate II is similar to HemaXellerate I whereby the harvested and processed cells would produce growth factors which would mediate the therapeutic effects of the product.

The Company estimates that the amount of time required for the initiation and completion of Phase I and Phase II clinical trials for HemaXellerate II to be three years and total cost of Phase I/Phase II clinical trials for HemaXellerate II is estimated to be $4,600,000. Preclinical development is estimated to require five months at an estimated expense of $210,000. The Company has not begun preclinical development of HemaXellerate II as of September 23, 2013.

dCell Vax

dCellVax is intended to be a therapy whereby dendritic cells of the cancer patient are harvested from the body , treated with plasmid DNA that has the ability to block the dendritic cell from expressing indoleamine 2,3-dioxygenase (“IDO”) and subsequently reimplanted in the cancer patient.

The dendritic cells that are treated with the IDO-blocking plasmid become resistant to the influence of tumor cells which produce factors which cause the dendritic cell to express the IDO. Expression of IDO on the dendritic cell halts the dendritic cell from activating T cells and causes the dendritic cell to suppress T cells. T lymphocytes (‘T cells”) are a lymphocyte that play a central role in the human immune system’s attempt to eradicate tumors.

The Company is currently in the process of attempting to generate a human equivalent of a mouse plasmid that was successfully used to silence IDO in mice which the Company believes will silence IDO in human cells (“Human Plasmid”) . Upon successful generation of the Human Plasmid, the Company anticipates commencing discussions with the US Food and Drug Administration with regard to the filing of an IND for dCellVax .

24

The Company estimates that Phase I/Phase II clinical trials for dCellVax would require approximately four years and expenses incurred in connection with Phase I/Phase II clinical trials for dCellVax would be approximately $5,500,000.

Preclinical experimentation to be performed in connection with the development of dCellVax is estimated to cost approximately $100,000 and have a duration of approximately two months.

The concepts utilized in formulating dCellVax are derived

(a)	from patented intellectual property acquitted by the Company from Dr. Wei Ping Min which is method directed to the silencing of immunosuppressive cancer causing genes using short interfering RNA (siRNA) and which has been granted patent protection under US Patent # 8,389,708

(b)	from patented intellectual property licensed to the Company by Benitec*

The intellectual property acquired from Dr. Wei Ping Min identifies genetic sequences applicable to silencing IDO but doesn’t possess the necessary details to train the cell to produce the inhibitor on its own such details being derived from the Benitec IP which contains the plasmid generated sequences required to generate human plasmids.

*

Title	Country	Number
GENETIC CONSTRUCTS FOR DELAYING OR REPRESSING THE EXPRESSION OF A TARGET GENE (‘099”)	US	6,573,099

GENETIC SILENCING	JP	2001-569332
	BR	PI0109269-3
	UK	GB2377221
	SG	91678
	ZA	2002/07428
CONTROL OF GENE EXPRESSION WO99/49029	AU	743316
	AU	2005211538
	AU	2005209648
	AU	2008249157
	BR	PI9908967.0
	CA	2323726
	CN	200510083325.1
	CN	200910206175
44	CZ	295108
	EP	1555317 (formerly patent application no. 04015041.9)
	EP	1624060 (formerly patent application no.05013010.3
	EP	07008204.5
	EP	10183258.2
	UK	GB 2353282
	HK	1035742
	HG	PO5000631
	HG	PO101225
	IN	3901/DELNP/2005
	IN	2000/00169/DE
	JP	2000-537990
	JP	2005-223953
	JP	2007-302237
	JP	2009-161847
	KR	10-2010-7006892 Divisional of 7010419/00
	MX	PA/a/2000/008631
	MX	PA/a/2005/006838
	NZ	506648
	NZ	547283
	PL	P-377017
	SG	75542
	SG	200205122.5
	SG	141233
	SL	287538
	ZA	2000/4507
	SG	141233

25

Distribution methods of the products or services:

It is anticipated that Regen will enter into licensing and/or sublicensing agreements with outside entities in order that Regen may obtain royalty income on the products and services which it may develop and commercialize.

Competitive business conditions and Regen's competitive position in the industry and methods of competition

We are recently formed and have yet to achieve revenues or profits.  The pharmaceutical and biologics industries in which we intend to compete are highly competitive and characterized by rapid technological advancement. Many of our competitors have greater resources than we do.

We intend to be competitive by utilizing the services and advice of individuals that we believe have expertise in their field in order that we can concentrate our resources on projects  in which products and services in which we have the greatest potential to secure a competitive advantage  may be developed and commercialized .

To that effect, we have established a Scientific Advisory Board of (the Advisory Board) comprised of individuals who we believe have a high level of expertise in their professional fields and who have agreed to provide counsel and assistance to us in (a) determining the viability of proposed projects (b) obtaining financing for projects and (c) obtaining the resources required to initiate and complete a project in the most cost effective and rapid manner.

Members of the Advisory Board include as follows:

Dr. Weiping Min, M.D., PhD

Dr.  Min is currently a Professor, Department of Surgery at the University of Western Ontario. Dr. Min obtained his MD from Jiangxi Medical University, China, in 1983 and his Ph.D.in Immunology from Kyushu University, Japan. Dr. Min has completed postdoctoral training at the Department of Medical Microbiology and Immunology, University of Alberta and the Department of Immunology, University of Toronto.

Dr. Min has served on the Advisory Board since May 20, 2012. As consideration for agreeing to serve as a member of the Scientific Advisory Board of Regen, BMSN has agreed to issue to Dr. Min 200,000 of the common shares of BMSN.

David James Graham White, M.D., Ph.D.

Dr. White currently serves as Novartis/Stiller Professor of Xenotransplantation at the University of Western Ontario ( to which he was appointed in 2000) and is a member of British Transplantation Society, the British Society of Immunologists, the Transplantation Society, the European Society of Organ Transplantation, the Royal College of Pathologists and the Athenaeum. Dr. White obtained a B.Sc. degree from the University of Surrey and M.D. and Ph.D. degrees from Cambridge University.

Dr. White has served on the Advisory Board since May 20, 2012. As consideration for agreeing to serve as a member of the Scientific Advisory Board of Regen, BMSN has agreed to issue to Dr. White 200,000 of the common shares of BMSN.

David A. Suhy, PhD

Dr. Suhy currently serves as Vice President of Research and Development at Tacere Therapeutics, a position he has held since October 2012. From April 2008 to October 2012 Dr. Suhy served as Director of Research and Development at Tacere Therapeutics. Dr. Suhy was one of the inventors of Tacere Therapeutics’ TT-033 and has directed development of the TT-03x series of compounds which target the Hepatitis C virus (HCV) through to Investigational New Drug enabling studies.

Dr. Suhy obtained a Bachelor’s Degree in biochemistry from the University of Pittsburgh in 1990 and a PhD in Biochemistry, Molecular Biology and Cell Biology from Northwestern University in 1996. Dr. Suhy conducted his post-doctoral work at Stanford University (Post Doctoral Fellow, Microbiology & Immunology) between 1996 and 1999.

26

Dr. Suhy has served on the Advisory Board since September 11, 2013. As consideration for agreeing to serve as a member of the Scientific Advisory Board of Regen, BMSN has agreed to issue to Dr. White 500,000 of the common shares of BMSN.

There is no minimum number of hours per week required by members in order to serve on the Company’s Scientific Advisory Board. Members lend their expertise on an as needed mutually agreed upon basis. Members have averaged one hour per month in providing service as members of the Scientific Advisory Board

Sources and availability of raw materials and the names of principal suppliers

The supplies and materials required to conduct our operations are available through a wide variety of sources and may be obtained through a wide variety of sources.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

Other than exclusive worldwide right and license to certain patents, patent applications, know-how and other intellectual property relating to RNA interference granted under the Company’s license agreement with Benitec Australia Limited (“Benitec Agreement”) , the Company has not been granted any license to develop and commercialize any third party intellectual property.

Other than all right, title and interest in US Patent # 8,389,708 granted pursuant to that agreement entered into between Regen and Dr. Wei Ping Min the Company has been granted no patents.

The following is a list of patents to which a license has been granted to the Company pursuant to the Benitec Agreement:

Title	Inventors	Country	Number
GENETIC CONSTRUCTS FOR DELAYING OR REPRESSING THE EXPRESSION OF A TARGET GENE (‘099”)	Graham, Rice, Waterhouse	US	6,573,099
SYNTHETIC GENES AND GENETIC CONSTRUCTS COMPRISING THE SAME (Graham Family)	Waterhouse, Graham, Wang, Rice	US	8,067,383 (was 10/346,853)
		US	11/218,999
		US	7754697
		US	8048670 (was 10/759,841)
		US	8053419 (was 10/821,726)
		US	90/007,247
CONTROL OF GENE EXPRESSION WO99/49029	Graham, Rice, Waterhouse, Wang	AU	743316
		AU	2005211538
		AU	2005209648
		AU	2008249157
		BR	PI9908967.0
		BR	PI9917642.4
		CA	2323726
		CN	200510083325.1
		CN	200910206175
		CZ	295108
		EP	1555317 (formerly patent application no. 04015041.9)
		EP	1624060 (formerly patent application no.05013010.3
		EP	07008204.5
		EP	10183258.2
		UK	GB 2353282
		HK	1035742
		HG	PO5000631
		HG	PO101225
		IN	3901/DELNP/2005
		IN	2000/00169/DE
		JP	2000-537990
		JP	2005-223953
		JP	2007-302237
		JP	2009-161847
		KR	10-2010-7006892 Divisional of 7010419/00
		MX	PA/a/2000/008631
		MX	PA/a/2005/006838
		NZ	506648
		NZ	547283
		PL	P-377017
		SG	75542
		SG	200205122.5
		SG	141233
		SL	287538
		ZA	2000/4507
		SG	141233

27

Patent Name	Inventors	Country	Application/ Grant No
METHODS AND MEANS FOR OBTAINING MODIFIED PHENOTYPES	Waterhouse, Wang, Graham	AU	29514/99 (760041)
		AU	2007201023
		CA	2325344
		CN	ZL99805925.0 (CN1202246-C)
		EP	99910592.7 (EP1068311)
		JP	2000-543598
		NZ	507093
		US	09/287632
		US	11/364183
		US	11/841737 US20080104732.

Title	Inventors	Country	Number
GENETIC SILENCING	Graham, Rice, Murphy, Reed	JP	2001-569332
		BR	PI0109269-3
		UK	GB2377221
		SG	91678
		ZA	2002/07428
DOUBLE-STRANDED NUCLEIC ACID (LONG HAIR PIN)	Graham, Rice, Roelvink, Suhy, Kolkykhalov, Harrison, Reed.	AU	2004243347
		NZ	543815
		EP	04735856.9
		CA	2527907
		JP	2006-508084
		ZA	2005/09813
		SG	200507474-5
		IL	172191
		US	12/914893 Continuation of 10/861191
RNAi EXPRESSION CONSTRUCTS (single promoter)	Roelvink, Suhy, Kolykhalov, Couto	US	7,803,611
		US	11/883645
		CN	200680010811.3
		HK	08112495.7
		EP	09015950.0
		CA	2596711
		AU	2006210443
		IL	185315
		NZ	560936

Other than obligations to make royalty payments pursuant to the Benitec Agreement, the Company is party to no royalty agreements. We have been granted a trademark for the term HEMAXELLERATE for biological tissue, namely, blood, stem cells, umbilical cords and placentas for scientific and medical research use

Need for any government approval of principal products or services, effect of existing or probable governmental regulations on the business

The US Food and Drug Administration (“FDA”) and foreign regulatory authorities will regulate our proposed products as drugs or biologics, , depending upon such factors as the use to which the product will be put, the chemical composition, and the interaction of the product on the human body. In the United States, products that are intended to be introduced into the body will generally be regulated as drugs, while tissues and cells intended for transplant into the human body will be generally be regulated as biologics.

Our domestic human drug and biological products will be subject to rigorous FDA review and approval procedures. After testing in animals, an Investigational New Drug Application (“IND”) must be filed with the FDA to obtain authorization for human testing. Extensive clinical testing, which is generally done in three phases, must then be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans.

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Phase I

Phase 1 trials are designed to assess the safety (pharmacovigilance), tolerability, pharmacokinetics, and pharmacodynamics of a drug. These trials are often conducted in an inpatient clinic, where the subject can be observed by full-time staff. The subject who receives the drug is usually observed until several half-lives of the drug have passed. Phase I trials normally include dose-ranging, also called dose escalation, studies so that the appropriate dose for therapeutic use can be found. The tested range of doses usually are a fraction of the dose that causes harm in animal testing and involve a small group of healthy volunteers. However, there are some circumstances when real patients are used, such as patients who have end-stage disease and lack other treatment options.

Phase II

Phase II trials are designed to assess how well the drug or biologic works, as well as to continue Phase I safety assessments in a larger group of volunteers and patients. Phase II trials are performed on larger groups.

Phase III

Phase III trials are aimed at being the definitive assessment of how effective the product is in comparison with current best standard treatment and to provide an adequate basis for physician labeling. Phase III trials may also be conducted for the purposes of (i) "label expansion" (to show the product works for additional types of patients/diseases beyond the original use for which the drug was approved for marketing or (ii) to obtain additional safety data, or to support marketing claims for the product.

On occasion Phase IV (Post Approval) trials may be required by the FDA. Phase IV trials involve the safety surveillance (pharmacovigilance) and ongoing technical support of a drug after it receives permission to be sold.The safety surveillance is designed to detect any rare or long-term adverse effects over a much larger patient population and longer time period than was possible during the Phase I-III clinical trials.

All phases, must be undertaken at a hospital or medical center to demonstrate optimal use, safety, and efficacy of each product in humans. Each clinical study is conducted under the auspices of an independent Institutional Review Board (“IRB”). The IRB will consider, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution. The time and expense required to perform this clinical testing can far exceed the time and expense of the research and development initially required to create the product. No action can be taken to market any therapeutic product in the United States until an appropriate New Drug Application (“NDA”) or Biologic License Application (“BLA”) or has been approved by the FDA. FDA regulations also restrict the export of therapeutic products for clinical use prior to NDA or BLA approval.

Even after initial FDA approval has been obtained, further studies may be required to provide additional data on safety or to gain approval for the use of a product as a treatment for clinical indications other than those initially targeted. In addition, use of these products during testing and after marketing could reveal side effects that could delay, impede, or prevent FDA marketing approval, resulting in FDA-ordered product recall, or in FDA-imposed limitations on permissible uses.

The FDA regulates the manufacturing process of pharmaceutical products, and human tissue and cell products, requiring that they be produced in compliance with Current Good Manufacturing Practices (“cGMP”) . The FDA also regulates the content of advertisements used to market pharmaceutical products. Generally, claims made in advertisements concerning the safety and efficacy of a product, or any advantages of a product over another product, must be supported by clinical data filed as part of an NDA or an amendment to an NDA, and statements regarding the use of a product must be consistent with the FDA approved labeling and dosage information for that product.

29

Sales of drugs and biologics outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Even if FDA approval has been obtained, approval of a product by comparable regulatory authorities of foreign countries must be obtained prior to the commencement of marketing the product in those countries. The time required to obtain such approval may be longer or shorter than that required for FDA approval.

On February 5, 2013 Regen filed an Investigational New Drug (IND) application with the United States Food and Drug Administration to initiate clinical trials assessing the company’s HemaXellerate I drug currently in development in patients with drug-refractory aplastic anemia. Regen is currently in the process of responding to comments made to Regen by the FDA with regard to the IND including the compiling of sufficient preclinical data to allow an adequate assessment of the overall risk/benefit in the proposed population and support the safety and potential activity of the cell dose level proposed for clinical administration. The clinical trial for which the IND was submitted may not commence until all comments are addressed to the satisfaction of the FDA.

Amount spent during the period from inception to September 30, 2012 , the fiscal year ended September 30, 2013 and the three months ended December 31, 2013 on research and development activities

During the period from inception to September 30, 2012 we expended $17,715 on research and development activities.

During the fiscal year ended September 30, 2013 we expended $8,394 on research and development activities.

During the three months ended December 31, 2013 we expended $5,825 on research and development activities.

Costs and effects of compliance with environmental laws (federal, state and local);

Regen has not incurred any unusual or significant costs to remain in compliance with any environmental laws and does not expect to incur any unusual or significant costs to remain in compliance with any environmental laws in the foreseeable future.

Number of total employees and number of full-time employees

As of January 8 , 201 4 Regen has 3 employees of which 3 are considered by Regen to be full time.

PROPERTIES

The Company  utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which the Company is a party or of which any of the Company’s property is the subject.

30

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been and there currently is no public market for our securities. We anticipate applying for trading of our common stock on the over the counter bulletin board (OTC BB) or the OTCQB Tier operated by OTC Markets Group , however, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The following classes of capital stock of the Company are authorized, issued and outstanding as February 19 , 201 4 :

Common stock, $ 0.0001 par value; 500,000,000 shares authorized: 51, 9 10,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Company, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, $0.0001 par value, 5,000,000 shares authorized: 0 shares issued and outstanding

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

Holders

As of February 19 , 201 4 there were 3 holders of our Common Stock .

Dividends

No cash dividends were paid since our inception. We do not expect to declare cash dividends in the immediate future.

31

FINANCIAL STATEMENTS

REGEN BIOPHARMA , INC.
(A Development Stage Company)
BALANCE SHEET

	As of	As of
	December 31, 2013	September 30, 2013
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$ 267,818	$ 115,922
Total Current Assets	267,818	115,922

TOTAL ASSETS	$ 267,818	$ 115,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	40	0
Acceued payroll taxes	16,385
Total Current Liabilities	16,425	0
Total Liabilities	16,425	0

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($.0001 par value) 500,000,000 shares authorized;
51,610,000 issued and outstanding as of
September 30, 2013 and 51,910,000 shares authorized and outstanding December 31 , 2013	5,191	5,161
Preferred Stock($.0001 par value) 5,000,000 shares authorized
0 shares issued and outstanding as of September 30, 2013 and December 31, 2013	0	0
Additional Paid in capital	485,097	185,127
Contributed Capital	492,858	447,858
Retained Earnings (Deficit) accumulated during the development stage	(731,753)	(522,224)
Total Stockholders' Equity (Deficit)	251,393	115,922

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$ 267,818	$ 115,922

The Accompanying Notes are an Integral Part of These Financial Statements

32

REGEN BIOPHARMA , INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	Quarter ended	Quarter Ended	From Inception to
			(April 24, 2012) to
	December 31, 2013	December 31, 2012	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)

REVENUES	0	0	0

COST AND EXPENSES
Research and Development	5,825	5,394	31,934
General and Administrative	129,295	86,445	529,359
Consulting and Professional Fees	50,715		111,568
Total Costs and Expenses	185,835	91,839	672,861

OPERATING LOSS	(185,835)	(91,839)	(672,861)

OTHER INCOME & (EXPENSES)
Refunds of amounts previously paid	0	0	35,000
Capital contribution tp parent	(23,694)	0	(93,892)
TOTAL OTHER INCOME (EXPENSE)	(23,694)	0	(58,892)

NET INCOME (LOSS)	(209,529)	(91,839)	(731,753)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	$ (0.004)	$ (9.18)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	51,764,945	10,000

The Accompanying Notes are an Integral Part of These Financial Statements

33

REGEN BIOPHARMA , INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			From inception
			(April 24, 2012)
	Quarter Ended	Quarter Ended	to December 31
	December 31, 2013	December 31, 2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)	(unaudited)	(unaudited)

Net Income (loss)	$ (209,529)	$ (91,839)	$ (731,753)
Adjustments to reconcile net Income to net cash
Common Stock issued for expenses	0	0	70,198
Changes in operating assets and liabilities:
Increase (Decrease) in Accounts Payable	40	0	40
Increase (Decrease) in accrued Expenses	16,385		16,385
Net Cash Provided by (Used in) Operating Activities	(193,104)	(91,839)	(645,130)

CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock issued for Cash	300,000	0	420,090
Increase in Contributed Capital	45,000	91,549	492,858

Net Cash Provided by (Used in) Financing Activities	345,000	91,549	912,948

Net Increase (Decrease) in Cash	$ 151,896	$ (290)	$ 267,818

Cash at Beginning of Period	115,922	923	0

Cash at End of Period	$ 267,818	$ 633	$ 267,818

	The Accompanying Notes are an Integral Part of These Financial Statements

34

REGEN BIOPHARMA , INC.
(A Development Stage Company)
Statement of shareholder's equity
From inception to December 31, 2013 (unaudited)

					Additional
	Preferred		Common		Paid-in	Retained	Contributed
	Shares	Amount	Shares	Amount	Capital	Earnings	Capital	Total

Shares issued to Parent April 25, 2012 for $0.009 per share for payment of $90 of formation expenses			10,000	10	80			90
Contributed Capital April 24, 2012 to September 30, 2012							168,023	168,023
Net Loss						(167,190)		(167,190)
Balance September 30, 2012			10,000	10	80	(167,190)	168,023	923
Contributed Capital October 1 2012 to December 31, 2012							91,549	91,549
Net Loss October 1, 2012 to December 31 2012						(91,839)		(91,839)
Balance December 31, 2012			10,000	10	80	(259,029)	259,572	633
Contributed Capital January 1 2013 to March 31, 2013							70,500	70,500
Net Loss January 1 2013 to March 31, 2013						(70,505)		(70,505)
Balance March 31, 2013			10,000	10	80	(329,534)	330,072	628
Change in par value, common stock May 15, 2013				(9)	9			0
Common Stock issued for Cash May 17, 2013 at $0.0004 per share issued to the Company's in consideration of payment by the parent on behalf of the Company of $20,000 of expenses incurred by the Company			50,000,000	5,000	15,000			20,000
Contributed Capital April 1, 2013 to June 30, 2013							57,854	57,854
Net Loss April 1, 2013 to June 30, 2013						(74,829)		(74,829)
Balance June 30, 2013			50,010,000	5,001	15,089	(404,363)	387,926	3,653
Common Stock issued for Expenses issued at $0.0468 per share August 20, 2013 issued in satisfaction of $70,000 of convertible debt owed by the Company's parent and $198 of interest accrued but unpaid owed by the Company's parent			1,500,000	150	70,048			70,198
Common Stock issued for Cash at $1.00 per share issued September 30, 2013			100,000	10	99,990			100,000
Contributed Capital July 1, 2013 to September 30, 2013							59,932	59,932
Net Loss July 1, 2013 to September 30, 2013						(117,861)		(117,861)
Balance September 30, 2013			51,610,000	5,161	185,127	(522,224)	447,858	115,922
Common Stock issued for Cash at $1.00 per share issued October 14, 2013			100,000	10	99,990			100,000
Common Stock issued for Cash at $1.00 per share issued November 15, 2013			100,000	10	99,990			100,000
Common Stock issued for Cash at $1.00 per share issued December 12, 2013			100,000	10	99,990			100,000
Contributed Capital October 1, 2013 to December 31 2013							45,000	45,000
Net Loss October 1, 2013 to December 31, 2103						(209,529)		(209,529)
Balance December 31, 2013			51,910,000	5,191	485,097	(731,753)	492,858	251,393

35

REGEN BIOPHARMA, INC.

Notes to Financial Statements

As of December 31, 2013

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Regen BioPharma, Inc. (“Company”) was organized April 24, 2012 under the laws of the State of Nevada. The Company is a wholly owned subsidiary of Bio-Matrix Scientific Group, Inc, a Delaware corporation.

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. DEVELOPMENT STAGE

The Company is a development stage company devoting substantially all of its efforts to establish a new business.

D. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

E. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

F. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

G. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31 2012 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

H.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

I. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the quarter ended December 31 , 2013 and $0 for the twelve months ended September 30 , 2013.

NOTE 2   .  RECENT ACCOUNTING PRONOUNCEMENTS

The following accounting standards updates were recently issued and have not yet been adopted by us. These standards are currently under review to determine their impact on our consolidated financial position, results of operations, or cash flows.

On January 31, 2013, the FASB issued Accounting Standards Update [ASU] 2013-01, entitled Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The guidance in ASU 2013-01 amends the requirements in the FASB Accounting Standards Codification [FASB ASC] Topic 210, entitled Balance Sheet. The ASU 2013-01 amendments to FASB ASC 210 clarify that ordinary trade receivables and receivables in general are not within the scope of ASU 2011-11, entitled Disclosure about Offsetting Assets and Liabilities, where that ASU amended the guidance in FASB ASC 210. As those disclosures now are modified with the ASU 2013-01 amendments, the FASB ASC 210 balance sheet offsetting disclosures now clearly are applicable only where reporting entities are involved with bifurcated embedded derivatives, repurchase agreements, reverse repurchase agreements, and securities borrowing and lending transactions that either are offset using the FASB ASC 210 or 815 requirements, or that are subject to enforceable master netting arrangements or similar agreements. ASU 2013-01 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU is not expected to have a material impact on our financial statements.

 On February 28, 2013, the FASB issued Accounting Standards Update [ASU] 2013-04, entitled Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The ASU 2013-04 amendments add to the guidance in FASB Accounting Standards Codification [FASB ASC] Topic 405, entitled Liabilities and require reporting entities to measure obligations resulting from certain joint and several liability arrangements where the total amount of the obligation is fixed as of the reporting date, as the sum of the following:

The amount the reporting entity agreed to pay on the basis of its arrangement among co-obligors.

Any additional amounts the reporting entity expects to pay on behalf of its co-obligors.

While early adoption of the amended guidance is permitted, for public companies, the guidance is required to be implemented in fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments need to be implemented retrospectively to all prior periods presented for obligations resulting from joint and several liability arrangements that exist at the beginning of the year of adoption. The adoption of ASU 2013-04 is not expected to have a material effect on the Company’s operating results or financial position.

On April 22, 2013, the FASB issued Accounting Standards Update [ASU] 2013-07, entitled Liquidation Basis of Accounting. With ASU 2013-07, the FASB amends the guidance in the FASB Accounting Standards Codification [FASB ASC] Topic 205, entitled Presentation of Financial Statements. The amendments serve to clarify when and how reporting entities should apply the liquidation basis of accounting. The guidance is applicable to all reporting entities, whether they are public or private companies or not-for-profit entities. The guidance also provides principles for the recognition of assets and liabilities and disclosures, as well as related financial statement presentation requirements. The requirements in ASU 2013-07 are effective for annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods. Reporting entities are required to apply the requirements in ASU 2013-07 prospectively from the day that liquidation becomes imminent. Early adoption is permitted. The adoption of ASU 2013-07 is not expected to have a material effect on the Company’s operating results or financial position.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. the Company generated net losses of $ 731,753 during the period from April 24, 2012 (inception) through December 31, 2013. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 4. INCOME TAXES

As of December 31, 2013

Deferred tax assets:
Net operating tax carry forwards	$248,796
Other	-0-
Gross deferred tax assets	248,796
Valuation allowance	(248,796))
Net deferred tax assets	$-0-

As of  December 31,  2013 the Company has a  Deferred Tax Asset of  $248,796 completely attributable to net operating loss carry forwards  of approximately $ 731,753  ( which expire 20 years from the date the loss was incurred) ..

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain. As a result, the Company has the Company recorded a valuation allowance reducing all deferred tax assets to 0.

Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. RELATED PARTY TRANSACTIONS

As of December 31, 2013 the Company has received capital contributions from its parent totaling $492,858 and has issued 50,010, 000 common shares to its parent fro aggregate consideration of $20,090. The Company also utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company’s parent.

On August 20, 2013 the Company issued 1,500,000 common shares to the holder of one of its parent’s convertible notes (“Parent Convertible Note Holder”) in satisfaction of $70,198 owed by the Company’s parent to the Parent Convertible Note Holder. During the three months ended December 31, 2013

(1) the Company has paid to a creditor of its parent a total of $12, 713 of principal indebtedness owed by the Company’s parent

(2) the Company has made payments of $4,610 to David Koos in satisfaction of $4,610 of indebtedness owed to David Koos by the Company’s parent

(3) the Company has paid $6,369 of expenses incurred by the Company’s parent on its behalf.

NOTE6. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as December 31, 2013:

Common stock, $ 0.0001 par value; 500,000,000 shares authorized: 51,910,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, ,$0.0001 par value, 5,000,000 shares authorized: 0 shares issued and outstanding

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

NOTE 7. STOCK TRANSACTIONS

On October 14, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

On November 15, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

On December 12, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

36

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Regen BioPharma, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Regen BioPharma, Inc.(A Development Stage Company) as of September 30, 2012 and 2013, and the related statements of income, stockholders’ equity (deficit), and cash flows since inception on April 24, 2012 through September 30, 2013. Regen BioPharma, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regen BioPharma, Inc. (A Development Stage Company) as of September 30, 2012 and 2013, and the related statements of income, stockholders’ equity (deficit), since inception on April 24, 2012 through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital since inception on April 24, 2012 through September 30, 2013, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seale and Beers, CPAs

Las Vegas, Nevada

December 16, 2013

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

37

REGEN BIOPHARMA , INC.
(A Development Stage Company)
BALANCE SHEET

	As of	As of
	September 30, 2013	September 30, 2012

ASSETS
CURRENT ASSETS
Cash	$ 115,922	$ 923
Total Current Assets	115,922	923

TOTAL ASSETS	$ 115,922	$ 923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Total Current Liabilities	0	0
Total Liabilities	0	0
	0	0
STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock ($.0001 par value) 500,000,000 shares authorized;
51,610,000 issued and outstanding as of
September 30, 2013 and 10,000 shares authorized and outstanding September 30 , 2012 ($0.001 par value)	5,161	10
Preferred Stock($.0001 par value) 5,000,000 shares authorized
0 shares issued and outstanding as of September 30, 2013 and September 30, 2012	0	0
Additional Paid in capital	185,127	80
Contributed Capital	447,858	168,023
Retained Earnings (Deficit) accumulated during the development stage	(522,224)	(167,190)
Total Stockholders' Equity (Deficit)	115,922	923

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$ 115,922	$ 923

The Accompanying Notes are an Integral Part of These Financial Statements

38

REGEN BIOPHARMA , INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

	Year ended	From Inception	From Inception
	9/30/2013	(April 24, 2012)	(April 24, 2012)
		to 9/30/2012	to 9/30/2013

REVENUES	0	0	0

COST AND EXPENSES
Research and Development	8,394	17,715	26,109
General and Administrative	262,879	137,185	400,064
Consulting and Professional Fees	48,563	12,290	60,853
Total Costs and Expenses	319,836	167,190	487,026

OPERATING LOSS	(319,836)	(167,190)	(487,026)

OTHER INCOME & (EXPENSES)
Refunds of amounts previously paid	35,000	0	35,000
Capital contribution to parent	(70,198)	0	(70,198)
TOTAL OTHER INCOME (EXPENSE)	(35,198)	0	(35,198)

NET INCOME (LOSS)	(355,034)	(167,190)	(522,224)
BASIC AND FULLY DILUTED
EARNINGS (LOSS) PER SHARE	(0.0187)	(16.7190)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	18,950,000	10,000

The Accompanying Notes are an Integral Part of These Financial Statements

39

REGEN BIOPHARMA , INC.
(A Development Stage Company)
Statement of shareholder's equity
From inception to September 30, 2013

					Additional
	Preferred		Common		Paid-in	Retained	Contributed
	Shares	Amount	Shares	Amount	Capital	Earnings	Capital	Total

Shares issued to Parent April 25, 2012 for $0.009 per share for payment of $90 of formation expenses			10,000	10	80			90
Contributed Capital April 24, 2012 to September 30, 2012							168,023	168,023
Net Loss						(167,190)		(167,190)
Balance September 30, 2012			10,000	10	80	(167,190)	168,023	923
Contributed Capital October 1 2012 to December 31, 2012							91,549	91,549
Net Loss October 1, 2012 to December 31 2012						(91,839)		(91,839)
Balance December 31, 2012			10,000	10	80	(259,029)	259,572	633
Contributed Capital January 1 2013 to March 31, 2013							70,500	70,500
Net Loss January 1 2013 to March 31, 2013						(70,505)		(70,505)
Balance March 31, 2013			10,000	10	80	(329,534)	330,072	628
Change in par value, common stock May 15, 2013				(9)	9			0
Common Stock issued for Cash May 17, 2013 at $0.0004 per share issued to the Company's in consideration of payment by the parent on behalf of the Company of $20,000 of expenses incurred by the Company			50,000,000	5,000	15,000			20,000
Contributed Capital April 1, 2013 to June 30, 2013							57,854	57,854
Net Loss April 1, 2013 to June 30, 2013						(74,829)		(74,829)
Balance June 30, 2013			50,010,000	5,001	15,089	(404,363)	387,926	3,653
Common Stock issued for Expenses issued at $0.0468 per share August 20, 2013 issued in satisfaction of $70,000 of convertible debt owed by the Company's parent and $198 of interest accrued but unpaid owed by the Company's parent			1,500,000	150	70,048			70,198
Common Stock issued for Cash at $1.00 per share issued September 30, 2013			100,000	10	99,990			100,000
Contributed Capital July 1, 2013 to September 30, 2013							59,932	59,932
Net Loss July 1, 2013 to September 30, 2013						(117,861)		(117,861)
Balance September 30, 2013			51,610,000	5,161	185,127	(522,224)	447,858	115,922

 The Accompanying Notes are an Integral Part of These Financial Statements

40

REGEN BIOPHARMA , INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

	Year ended September	From inception	From inception
	30, 2013	to September 30, 2012	to September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES

Net Income (loss)	$ (355,034)	$ (167,190)	$ (522,224)
Adjustments to reconcile net Income to net cash
Common Stock issued for expenses	$ 70,198	$ -	$ 70,198
Activities
CASH FLOWS FROM FINANCING ACTIVITIES
Common Stock issued for Cash	120,000	90	120,090
Increase in Contributed Capital	279,835	168,023	447,858
Net Cash Provided by (Used in) Financing		168,113
Activities	399,835		567,948

Net Increase (Decrease) in Cash	$ 114,999	923	$ 115,922

Cash at Beginning of Period	923	0	0

Cash at End of Period	$ 115,922	$ 923	$ 115,922

	The Accompanying Notes are an Integral Part of These Financial Statements

41

REGEN BIOPHARMA, INC.

Notes to Financial Statements

As of September 30, 2013

NOTE 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Regen Biopharma , Inc. (“Company”) was organized April 24, 2012 under the laws of the State of Nevada. The Company is a wholly owned subsidiary of Bio Matrix Scientific Group, Inc, a Delaware corporation.

The Company intends to engage primarily in the development of regenerative medical applications which we intend to license from other entities up to the point of successful completion of Phase I and or Phase II clinical trials after which we would either attempt to sell or license those developed applications or, alternatively, advance the application further to Phase III clinical trials

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a September 30 year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. DEVELOPMENT STAGE

The Company is a development stage company devoting substantially all of its efforts to establish a new business.

D. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

E. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures that enhance the value of property and equipment are capitalized.

F. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  A fair value hierarchy requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1:  Quoted prices in active markets for identical assets or liabilities

Level 2:  Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3:  Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

42

G. INCOME TAXES

The Company accounts for income taxes using the liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31 2012 the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

The Company generated a deferred tax credit through net operating loss carry forward.  However, a valuation allowance of 100% has been established.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

H.  BASIC EARNINGS (LOSS) PER SHARE

The Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 260, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. ASC 260 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of ASC 260 effective from inception.

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding.

I. ADVERTISING

Costs associated with advertising are charged to expense as incurred. Advertising expenses were $0 for the twelve months ended September 30 , 2013 and $0 for the twelve months ended September 30 , 2012.

NOTE 2 .  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs." The amendments in this update generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRS. The amendments in this update are to be applied prospectively. The amendments are effective for interim and annual periods beginning after December 15, 2011. Early application is not permitted. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, "Presentation of Comprehensive Income." This update was amended in December 2011 by ASU No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05." This update defers only those changes in update 2011-05 that relate to the presentation of reclassification adjustments. All other requirements in update 2011-05 are not affected by this update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. ASU No. 2011-05 and 2011-12 are effective for fiscal years (including interim periods) beginning after December 15, 2011. The Company does not expect this guidance to have a significant impact on its consolidated financial position, results of operations or cash flows.

43

In December 2011, the FASB issued ASU No. 2011-11, "Disclosures about Offsetting Assets and Liabilities." The amendments in this update require enhanced disclosures around financial instruments and derivative instruments that are either (1) offset in accordance with either ASC 210-20-45 or ASC 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either ASC 210-20-45 or ASC 815-10-45. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The amendments are effective during interim and annual periods beginning on or after January 1, 2013. The Company does not expect this guidance to have any impact on its consolidated financial position, results of operations or cash flows.

ASU 2011-08,  Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment  is applicable to fiscal years beginning after December 15, 2011. Early application is permitted. The Company does not expect this ASU has a material impact on its financial position or carrying value of its intangible assets at this time.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies.  Due to the tentative and preliminary nature of those proposed standards, the Company’s management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. the Company generated net losses of $ 522,224 during the period from April 24, 2012 (inception) through September 30, 2013. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

On September 30, 2013 the Company sold 100,000 of its common shares for consideration consisting of $100,000.

NOTE 4. INCOME TAXES

As of September 30, 2013

Deferred tax assets:
Net operating tax carry forwards	$175,556
Other	-0-
Gross deferred tax assets	175,556
Valuation allowance	(175,556))
Net deferred tax assets	$-0-

As of  September 30 ,  2013 the Company has a  Deferred Tax Asset of  $175,556 completely attributable to net operating loss carry forwards  of approximately $ 522,224  ( which expire 20 years from the date the loss was incurred) .

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. The achievement of required future taxable income is uncertain. As a result, the Company has the Company recorded a valuation allowance reducing all deferred tax assets to 0.

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Income tax is calculated at the 34% Federal Corporate Rate.

NOTE 5. RELATED PARTY TRANSACTIONS

As of September 30, 2013 the Company has received capital contributions from its parent totaling $447,858 and has issued 50,010, 000 common shares to its parent fro aggregate consideration of $20,090. The Company also utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The Chief Executive Officer of Entest Biomedical Inc. is David R. Koos who also serves as the Chief Executive Officer of the Company’s parent.

On August 20, 2013 the Company issued 1,500,000 common shares to the holder of one of its parent’s convertible notes (“Parent Convertible Note Holder”) in satisfaction of $70,198 owed by the Company’s parent to the Parent Convertible Note Holder.

NOTE6. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as September 30, 2013:

Common stock, $ 0.0001 par value; 500,000,000 shares authorized: 51,610,000 shares issued and outstanding.

With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Common Stock owned by such holder times one (1).

On any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall receive, out of assets legally available for distribution to the Company's stockholders, a ratable share in the assets of the Corporation.

Preferred Stock, ,$0.0001 par value, 5,000,000 shares authorized: 0 shares issued and outstanding

The abovementioned shares authorized pursuant to the Company’s certificate of incorporation may be issued from time to time without prior approval of the shareholders. The Board of Directors of the Company shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, restrictions, options, conversion rights and other special or relative rights of any series of the Stock that may be desired.

NOTE 7. STOCK TRANSACTIONS

During the year ended September 30, 2012 the Company issues 10,000 common shares to its parent for consideration of $90

During the quarter ended June 30, 2013 the Company issued 50,000,000 Common Shares to its parent for consideration of $20,000.

During the quarter ended September 30, 2013 the Company issued 1,500,000 common shares to the holder of one of its parent’s convertible notes (“Parent Convertible Note Holder”) in satisfaction of $70,198 owed by the Company’s parent to the Parent Convertible Note Holder.

During the quarter ended September 30, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

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NOTE 8. SUBSEQUENT EVENTS

On October 14, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

On November 15, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

On December 12, 2013 the Company issued 100,000 of its common shares for consideration consisting of $100,000.

On December 12, 2013 the Company’s parent issued 30,000,000 of its common shares to a vendor in settlement of a dispute over fees owed between the vendor and the Company

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies

For the Three months ended December 31, 2013 and December 31, 2012

Revenues were $0 during the three months ended December 31, 2013. Net Losses were $209,529 for the three months ended December 31, 2013. Revenues were $0 during the three months ended December 31, 2012. Net Losses were $91,839 for the three months ended December 31, 2012.

The increase in Net Losses of approximately 102% is primarily attributable to

(1) an increase in Research and Development expenses of 7.9% for the period ending December 31, 2013 when compared to the period ending December 31, 2012

(2) an increase in General and Administrative expenses of 49.9% for the period ending December 31, 2013 when compared to the period ending December 31, 2012

(3) an increase in Consulting expenses of 100% for the period ending December 31, 2013 when compared to the period ending December 31, 2012

(4) an increase in expenses incurred as a result of capital contributions made by the company to its Parent of 100% for the period ending December 31, 2013 when compared to the period ending December 31, 2012

For the Year ended September 30, 2013 and the period from inception to September 30, 2012

Revenues were $0 during the year ended September 30, 2013. Net Losses were $355,034 for the year ended September 30, 2013.

The largest component of net losses were $225,754 in compensation expenses paid to Thomas Ichim and J. Christopher Mizer. The second largest component of Net Losses was $70,198 recognized as an expense attributable to the issuance of 1,500,000 common shares to the holder of one of BMSN’s convertible notes (“Parent Convertible Note Holder”) in satisfaction of $70,198 owed by BMSN to the Parent Convertible Note Holder.

During the year ended September 30, 2013 the Company recognized other income in the amount of $35,000 deriving from the refunding to Regen of $35,000 by Oregon Health and Science University resulting from the termination of that June 5 2013 Agreement by and between Regen and Oregon Health and Science University.

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Revenues were $0 during the period from inception to September 30, 2012. Net Losses were $167,190 for the period from inception to September 30, 2012. The largest components of net losses were:

(a)	$124,671 in compensation expense related to Thomas Ichim and J. Christopher Mizer
(b)	$17,640 in consulting fees paid to Cascade Life Sciences, Inc., a contract research organization, for preclinical studies conducted
(c)	$5,000 in fees to Oregon Health and Sciences University (“OHSU”) pursuant to an option agreement entered into by and between the Company and OHSU on June 5, 2012.

No meaningful comparison can be made between the year ended September 30, 2013 and the period from inception to September 30, 2012 due to the fact that the period from inception to September 30 , 2012 consisted solely of 160 days.

Liquidity and Capital Resources

The Company’s cash and liquidity resources have been provided by stock sales to and capital contributions from BMSN, its parent. For the period from inception to September 30, 2013 the Company has sold 50,010,000 common shares to BMSN for total proceeds of $20,090 and for the period from inception to December 3 1 , 2013 BMSN has made capital contributions to the company in the form of cash or expenses paid for or assumed by BMSN on Regen’s behalf in the total amount of $ 492,858 .

On September 30, 2013 the Company sold 100,000 of its common shares for consideration of $100,000.

On October 14, 2013 the Company sold 100,000 of its common shares for consideration of $100,000.

On November 15, 2013 the Company sold 100,000 of its common shares for consideration of $100,000.

On December 12, 2013 the Company sold 100,000 of its common shares for consideration of $100,000.

The Company has historically met its cash needs primarily through capital contributions made by BMSN and anticipates continuing to do so for the period beginning October 1, 2013 and ending March 31, 2014. The Company also plans to meet cash needs through applying for governmental and non-governmental grants as well as selling its securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or non-governmental grant will be obtained by the Company despite the Company’s best efforts. As of February 19, 2014 The Company has identified the National Heart Lung and Blood Institute Clinical Trial Pilot Studies (R34) grant which provides up to $450,000 in funding over a period of three years as well as the Omnibus Solicitation of the NIH for Small Business Technology Transfer Grant Applications administered by the Small Business Innovation Research (SBIR) program of the National Institute of Health as grants for which the Company intends to apply.

We cannot assure that we will be successful in obtaining additional financing necessary to implement our business plan.  We have not received any commitment or expression of interest from any financing source that has given us any assurance that we will obtain the amount of additional financing in the future that we currently anticipate.  For these and other reasons, we are not able to assure that we will obtain any additional financing or, if we are successful, that we can obtain any such financing on terms that may be reasonable in light of our current circumstances.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During our most two most recent fiscal year there have been no changes in or disagreements with our independent registered public accountant.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

David R. Koos

David R. Koos has served as Chairman of the Board of Directors, Chief Executive Officer, Secretary, Treasurer and Acting Chief Financial Officer of the Company since April 24, 2013. David R. Koos has served as president of the Company since May 29, 2013.

Education:

DBA - Finance (December 2003)

Atlantic International University

Ph.D. - Sociology (September 2003)

Atlantic International University

MA - Sociology (June 1983)

University of California - Riverside, California

Five Year Employment History:

Position:	Company Name:	Employment Dates:
Chairman, President, Chief Executive Officer, Secretary, Chief Financial Officer, Principal Account Officer	Entest BioMedical, Inc	June 19, 2009 to the present
Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	June 19, 2009 to March 31, 2010
Acting Chief Financial Officer, Principal Accounting Officer	Entest BioMedical, Inc	August 8, 2011 to the present
Chairman, President, CEO and Acting CFO	Bio-Matrix Scientific Group, Inc.*	June 14, 2006 (Chairman) to Present; June 19, 2006 (President, CEO and Acting CFO); June 19, 2006 (Secretary) to Present
Chairman, CEO, Secretary & Acting CFO	Frezer Inc.	May 2, 2005 to February 2007
Chairman, CEO & Acting CFO	BMXP Holdings, Inc.	December 6, 2004 to June 2008

* As of October 4, 2013 Bio-Matrix Scientific Group, Inc owns 50,010,000 Common Shares of Regen representing 97% of our outstanding share capital as of September 25, 2013.

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Thomas Ichim

Thomas Ichim has served as our Chief Scientific Officer and Director of Research since June 15, 2012 and has served as a director since July 15, 2013. Mr. Ichim is not obligated to devote any specific number of hours to the Company. The Employment contract by and between the Company and Mr. Ichim requires Mr. Ichim to “devote such amount of his business time, attention and efforts to the affairs of the Company within the scope of his employment as is necessary for the proper rendition of such service” and Mr. Ichim is compensated with a monthly set salary. From the period beginning June 15, 2012 and ending January 7, 2014 Mr. Ichim had devoted an average of approximately 25 hours per week to his duties as the Company’s Chief Scientific Officer and Director of Research not including time devoted to the affairs of the Company attending conferences and meetings.. As Mr. Ichim is obligated to devote such amount of his business time, attention and efforts to the affairs of the Company within the scope of his employment as is necessary for the proper rendition of such service potentially rendering Mr. Ichim available to the Company for a much greater span of time than 25 hours per week the Company considers Mr. Ichim to be a full time employee.

Education:

1998	University of Waterloo, Waterloo, Ontario, Canada
BSc in Biology

2003	University of Western Ontario, London, Ontario, Canada
MSc Microbiology and Immunology

2005	Society of Clinical Research Associates, Chalfont, PA
Certified Clinical Research Associate

2007	University of Science Arts and Technology, Olveston Monserrat
PhD Immunology

Five Year Employment History:

2012 - Present	President and Chief Scientific Officer
Medistem Inc
9288 Towne Centre Drive, Suite 450, San Diego, CA 92121

2008 - 2012	Chief Executive Officer and Chief Scientific Officer
Medistem Inc
9288 Towne Centre Drive, Suite 450, San Diego, CA 92121

2007 - 2008	Chief Scientific Officer
Medistem Inc
9288 Towne Centre Drive, Suite 450, San Diego, CA 92121

2006 - 2009	Chief Technology Officer
OncoMune LLC
18851 NE 29th Avenue, Suite 500, Aventura, FL 33180

2004 - 2007	Co-Founder and Program Manager
bioRASI LLC
18851 NE 29th Avenue, Suite 500, Aventura, FL 33180

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 Mr. Ichim has also served as a director at the following entities:

Creative Medical, Phoenix Arizona (2011-present)

Carbon Manna (2010-2011)

Riordan Clinic, Wichita, Kansas (2009-present)

Medistem Inc. (2008-present)

No Director of the Company is compensated for serving as a director .

TRANSACTIONS WITH RELATED PERSONS

During the period beginning from inception to December 31 , 2013 the Company has sold 50,010,000 common shares to BMSN for total consideration of $20,090.

During the period beginning from inception to December 31 , 2013 BMSN has made capital contributions to the Company totaling $ 492,858

On August 20, 2013 the Company issued 1,500,000 common shares to the holder of one of its parent’s convertible notes (“Parent Convertible Note Holder”) in satisfaction of $70,198 owed by the Company’s parent to the Parent Convertible Note Holder.

During the quarter ended December 31, 2013 the Company has paid $17,325 of principal indebtedness owed by the Company’s parent on behalf of the Company’s parent . Of this amount, $12,713 was paid to Entest Biomedical, Inc. David R. Koos, our Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Entest BioMedical, Inc and $4,612 was paid to David R. Koos.

During the quarter ended December 31, 2013 the company has paid $6,368 in expenses incurred by the Company’s Parent on behalf of the Company’s Parent. These payments were made to unaffiliated vendors.

The Company  utilizes approximately 2,300 square feet of office space at 4700 Spring Street, Suite 304, La Mesa California, 91941provided to the Company by Entest BioMedical, Inc. on a month to month basis free of charge. The property is utilized as office space. We believe that the foregoing properties are adequate to meet our current needs for office space. David R. Koos, our Chairman and Chief Executive Officer, serves as Chairman and Chief Executive Officer of Entest BioMedical, Inc.

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CORPORATE GOVERNANCE

Code of Ethics

On September 25, 2013 we adopted a Code of Ethics pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

Director Independence

Audit Committee and Audit Committee Financial Expert

The members of the Company’s board of Directors may not be considered independent. The Company is not a "listed company" under Securities and Exchange Commission (“SEC”) rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company’s  Board of Directors is deemed to be its  audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Board of Directors has determined that its member is  able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the Board of Directors believes that its member has  the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Nominating and Compensation Committees

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board’s review of the candidates’ resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

Because the Chief Executive Officer of the Company is also the Chairman of the Board of Directors of the Company, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the Board of Directors’ attention by virtue of the co-extensive capacities of the Chairman of the Board of Directors.

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SUMMARY COMPENSATION TABLES

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)(a)(b)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Koos Chairman, and CEO	From April 24, 2012 to September 30, 2012	$0	0	0	0	0	0	0	0	$0

Thomas Ichim Chief Scientific Officer and Director of Research	From April 24, 2012 to September 30, 2012	$35,161			$48,000	0	0	0	0	$83,161

J Christopher Mizer, President (President until May 29,2013)	From April 24, 2012 to September 30, 2012	$48,710			$172,800	0	0	0	0	$221,510

For the period from inception (April 24, 2012) to September 30, 2012

Name	Restricted Stock awards
	Number of shares acquired on vesting (#) (a)	Value realized on vesting ($)(a)
J. Christopher Mizer	4,000,000 Common shares of BMSN	$28,800
Thomas Ichim	3,000,000 Common Shares of BMSN	$12,000

(a)	All Restricted Stock Awards represented in the Summary Compensation tables represent common stock of BMSN and represent Signing Shares as that term is defined in the employment contracts with Thomas Ichim and J. Christopher Mizer described below. Restricted Stock Award granted to Thomas Ichim net of 6,000,000 common shares of BMSN cancelled by mutual consent on June 27, 2013
(b)	Represents fair Market value of the entire restricted stock award as of the date of the grant. The aggregate grant date fair value was computed in accordance with FASB Topic 718

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All Restricted Stock Awards were granted pursuant to Employment Agreements

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END SEPTEMBER 30, 2012
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
David R. Koos	0	0	0	0	n/a	0	0	0	0
J. Christopher Mizer	0	0	0	0	n/a	8,000,000	$20,000	0	0
Thomas Ichim	0	0	0	0	n/a	9,000,000	$22,500	0	0

All shares are common shares of BMSN

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Restricted Stock Awards ($)(a)(b)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

David Koos Chairman, and CEO	From October 1, 2012 to September 30, 2013	$0	0	0	0	0	0	0	0	$0

Thomas Ichim Chief Scientific Officer and Director of Research	From October 1, 2012 to September 30, 2013	$120,000	0	0	0	0	0	0	0	$120,000

J Christopher Mizer, President (President until May 29,2013)	From October 1, 2012 to September 30, 2013	$79,354	0	0	0	0	0	0	0	$79,354

For the period from October 1, 2012 to September 30, 2013

Name	Restricted Stock awards
	Number of shares acquired on vesting (#) (a)	Value realized on vesting ($)(a)
J. Christopher Mizer	2,000,000 Common shares of BMSN	$14,400
Thomas Ichim	3,000,000 Common Shares of BMSN	$12,000

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The common shares of BMSN described above solely represent shares vested in accordance with the terms and conditions of Mr. Mizer and Mr. Ichim’s employment agreements described below and do not include any shares of the common stock of BMSN which may have been paid to either party by BMSN outside the terms and conditions of the employment agreements described below.

On May 29, 2013 BMSN issued to J. Christopher Mizer 26,045, 795 of its common shares and agreed to the immediate vesting of 6,000,000 Signing Shares in a transaction not in accordance with the terms and conditions of Mr. Mizer’s employment agreement described below.

On June 27, 2013 BMSN issued to Thomas Ichim 6,000,000 of its common shares in a transaction not in accordance with the terms and conditions of Mr. Ichim’s employment agreement described below.

On September 19, 2013 BMSN issued to Thomas Ichim 6,000,000 of its common shares in a transaction not in accordance with the terms and conditions of Mr. Ichim’s employment agreement described below.

Employment Agreements

David R. Koos

David Koos is not party to an employment agreement with the Company

Thomas Ichim.

On June 15, 2012 BMSN entered into an employment agreement with Thomas Ichim whereby Mr. Ichim agreed to assume the position of Chief Scientific Officer and Director of Research of Regen BioPharma, Inc. (“Ichim Employment Agreement”).

As consideration for rendering services pursuant to the Ichim Employment Agreement, Mr. Ichim shall receive:

(a) Monthly salary of $10,000 payable in cash or common shares of BMSN, at BMSN’s option

(b) 12,000,000 common shares of BMSN (“Signing Shares”)

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Signing Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Ichim (“ Transfer Restriction”) except as follows:

1. Upon the expiration of one month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to 1,000,000 of the Signing Shares.

2. Upon the expiration of two months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

3. Upon the expiration of three months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

4. Upon the expiration of four months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

5. Upon the expiration of five months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

6. Upon the expiration of six month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

Transfer Restrictions shall no longer apply to 6,000,000 of the Signing Shares (“Milestone Shares”) upon the achievement of the following events (“Milestones”) during the course of the Mr. Ichim’s employment

1. Upon the addition to the Scientific Advisory Board of BMSN or any subsidiary of BMSN of five Researchers approved by the CEO of BMSN to act as members of Scientific Advisory Board of BMSN or any subsidiary of BMSN, prior to December 31, 2012, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares

2. Upon the identification of five separate intellectual properties (“IPs”), prior to May 4, 2013, which are, in the sole discretion of the CEO of BMSN, deemed to be suitable IPs for BMSN or any subsidiary of BMSN to consider licensing for commercial use Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

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3. Upon execution, prior to May 4, 2013, of binding agreements whereby BMSN or any of its subsidiaries have secured commercial licensing rights to all of the IPs listed above prior to May 4, 2013 Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

4. Upon retention by BMSN or any of its subsidiaries , prior to May 4, 2013, of both of appropriate researchers and an appropriate Contract Research Organization , the purpose of such retention being the commencement of clinical trials and the preparation of an Investigational New Drug Application pursuant to applicable law, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

5. Upon commencement, prior to December 31, 2013, of a “Phase I” clinical trial by BMSN or any subsidiary of BMSN, to be performed in connection with an Investigational New Drug Application submitted by BMSN and in accordance with applicable law, Transfer Restrictions shall no longer apply to 2,000,000 Milestone Shares.

In the event that Mr. Ichim is no longer employed by BMSN or any subsidiary of BMSN, any Signing Shares (including Milestone Shares) still subject to Transfer Restrictions shall be forfeited by the Mr. Ichim, and ownership of those Signing Shares shall be transferred back to BMSN.

In the event that any Milestone listed above is not achieved by the date so indicated, those Milestone Shares for which Transfer Restrictions would no longer apply upon achievement of the applicable Milestone shall be forfeited by Mr. Ichim and ownership of the Milestone Shares shall be transferred back to BMSN .

The term of the Ichim Employment Agreement is from June 15, 2012 to June 14, 2015 and may be extended by mutual agreement between Mr. Ichim and BMSN .

On June 21, 2012 the Ichim Employment Agreement was amended so that no salary was due and payable during the month of June 2012 and $15,161 would be due and payable in the month of July 2012.

J. Christopher Mizer

On May 4, 2012 BMSN entered into an employment agreement with J. Christopher Mizer whereby Mr. Mizer agreed to assume the position of President of Regen BioPharma, Inc. (“Mizer Employment Agreement”).

As consideration for rendering services pursuant to the Mizer Employment Agreement, Mr. Mizer shall receive:

(a)

Monthly salary of $10,000 payable in cash or common shares of BMSN, at BMSN’s option

(b)

12,000,000 common shares of BMSN (“Signing Shares”)

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Signing Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Mizer (“ Transfer Restriction”) except as follows:

(1)	Upon the expiration of one month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to 1,000,000 of the Signing Shares.

(2)	Upon the expiration of two months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

(3)	Upon the expiration of three months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

(4)	Upon the expiration of four months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

(5)	.Upon the expiration of five months from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

(6)	Upon the expiration of six month from the date of the grant of the Signing Shares, Transfer Restrictions shall no longer apply to an additional 1,000,000 of the Signing Shares.

Transfer Restrictions shall no longer apply to 6,000,000 of the Signing Shares (“Milestone Shares”) upon the achievement of the following events (“Milestones”) during the course of the Mr. Mizer’s employment with BMSN

1. Upon the addition to the Scientific Advisory Board of BMSN or any subsidiary of BMSN of five Researchers approved by the CEO of BMSN to act as members of Scientific Advisory Board of BMSN or any subsidiary of BMSN, prior to December 31, 2012, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares

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2. Upon the identification of five separate intellectual properties (“IPs”), prior to May 4, 2013, which are, in the sole discretion of the CEO of BMSN, deemed to be suitable IPs for BMSN or any subsidiary of BMSN to consider licensing for commercial use Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

3. Upon execution, prior to May 4, 2013, of binding agreements whereby BMSN or any of its subsidiaries have secured commercial licensing rights to all of the IPs listed above prior to May 4, 2013 Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

4.Upon retention by BMSN or any of its subsidiaries , prior to May 4, 2013, of both of appropriate researchers and an appropriate Contract Research Organization , the purpose of such retention being the commencement of clinical trials and the preparation of an Investigational New Drug Application pursuant to applicable law, Transfer Restrictions shall no longer apply to 1,000,000 Milestone Shares.

5. Upon commencement, prior to December 31, 2013, of a “Phase I” clinical trial by BMSN or any subsidiary of BMSN, to be performed in connection with an Investigational New Drug Application submitted by BMSN and in accordance with applicable law, Transfer Restrictions shall no longer apply to 2,000,000 Milestone Shares.

In the event that Mr. Mizer is no longer employed by BMSN or any subsidiary of BMSN, any Signing Shares (including Milestone Shares) still subject to Transfer Restrictions shall be forfeited by the Mr. Mizer, and ownership of those Signing Shares shall be transferred back to BMSN.

On May 12, 2012 the Mizer Employment Agreement was amended so that no salary was due and payable during the month of June and May 2012 and $28,710 would be due and payable in the month of July 2012.

In the event that any Milestone listed above is not achieved by the date so indicated, those Milestone Shares for which Transfer Restrictions would no longer apply upon achievement of the applicable Milestone shall be forfeited by Mr. Mizer and ownership of the Milestone Shares shall be transferred back to BMSN .

The term of the Mizer Employment Agreement is from May 4, 2012 to May 3, 2015 and may be extended by mutual agreement between Mr. Mizer and BMSN .

On May 29, 2013 J. Christopher Mizer was dismissed from his position as president of Regen BioPharma Inc. The position of president of Regen BioPharma Inc. has been assumed by David R. Koos, the Company’s Chairman and Chief Executive Officer.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of February 19, 2014 for (1) each person known by the Company to beneficially own more than 5% of each class of the Company’s voting securities, (2) each executive officer, (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group.

As of February 19 , 2014 the Company had 51, 9 10,000 common shares outstanding and no preferred shares outstanding.

Based on  51, 9 10,000 shares issued and outstanding as of  February 19 , 201 4

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos* C/o Regen Biopharma Inc. 4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA, 91942	50,010,000	9 6%

Common	Bio-Matrix Scientific Group Inc. 4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA, 91942	50,010,000	9 6%

Common	All Officers and Directors As a Group	50,010,000	9 6%
·	Includes 50,010,000 common shares of the Company beneficially owned by Bio-Matrix Scientific Group Inc. David R. Koos is the sole officer and director of Bio-Matrix Scientific Group Inc.and has voting and dispositive control over common shares of Regen held by Bio-Matrix Scientific Group Inc

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AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Under applicable provisions of the Nevada Revised Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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20,000,000 Shares of

Common Stock

REGEN BIOPHARMA, INC.

PROSPECTUS

______201 4

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our Company or the Selling Security Holders.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Except where otherwise indicated, this prospectus speaks as of the effective date of the registration statement.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of our Company since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Securities and Exchange Commission Filing Fee	$0.27
Legal Fees and Expenses	$750
Accountant’s Fees	$ 10,000
Miscellaneous Expenses	$6,500
Total	$17,250.27

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INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the Nevada Revised Statutes(“NRS”), provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws indemnify members of the board of directors, our officers, employees, and agents and persons who formerly held such positions, and the legal representatives of any of them, to the fullest extent legally permissible under the general corporation law of the state of Nevada against any or all expense, liability and loss reasonably incurred in defending a civil or criminal action, suit or proceeding to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.

RECENT SALES OF UNREGISTERED SECURITIES

On April 25, 2012 the Company issued 10,000 common shares (“Shares”) to Bio-Matrix Scientific Group, Inc. for consideration of $90.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On May 17, 2013 the Company issued 50,000,000 common shares (“Shares”) to Bio-Matrix Scientific Group, Inc. for consideration of $20,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On September 9, 2013 the Company issued 1,500,000 common shares (“Shares”) to Caven Investments LLC.

(a)	The satisfaction of $70,000 of the outstanding indebtedness owed to Caven Investments LLC by Bio-Matrix Scientific Group Inc
(b)	The cancellation of all of Caven Investments LLC’s outstanding warrants to purchase common shares of Bio-Matrix Scientific Group Inc.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

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On September 30, 2013 the Company issued 100,000 common shares (“Shares”) to ASC Recap, LLC for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On October 16, 2013 the Company issued 100,000 common shares (“Shares”) to ASC Recap, LLC for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On November 15, 2013 the Company issued 100,000 common shares (“Shares”) to ASC Recap, LLC for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

On December 12, 2013 the Company issued 100,000 common shares (“Shares”) to ASC Recap, LLC for consideration of $100,000.

The Shares were issued pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended. No underwriters were retained to serve as placement agents for the sale. The shares were sold directly through our management.  No commission or other consideration was paid in connection with the sale of the shares. There was no advertisement or general solicitation made in connection with this Offer and Sale of Shares.

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EXHIBITS

Exhibit No.	Description
3(i)	Articles of Incorporation *
3(i)(2)	Amendment to Articles of incorporation *
3(ii)	Bylaws of the Registrant*
5.1	Opinion regarding Legality*
10.1	June 5 2013 Agreement by and between the Company and Oregon Health and Science University*
10.2	Termination of June 5 2013 Agreement by and between the Company. and Oregon Health and Science University August 8 2013*
10.3	Employment Agreement by and between Biomatrix Scientific Group, Inc. and J. Christopher Mizer*
10.4	Amendment to Employment Agreement by and between Biomatrix Scientific Group, inc. and J. Christopher Mizer*
10.5	Employment Agreement by and between Biomatrix Scientific Group, Inc. and Thomas Ichim*
10.6	Amendment to Employment Agreement by and between Biomatrix Scientific Group, inc. and Thomas Ichim *
10.7	May 1 2013 agreement with Dr. Wei Ping Min*
10.8	Letter Agreement by and between Wei Ping Min and Bio-Matrix Scientific Group Inc dated May 18, 2012*
10.9	Option Agreement by and between the Company and Oregon State University June 5 2013*
10.10	Letter Agreement by and between James White and Bio-Matrix Scientific Group Inc dated May 16, 2012*

10.11	Letter Agreement by and between David Suhy and Regen dated September 11 2013*

10.12	Exclusive License Agreement between Regen and Benitec Australia Limited*

10.13	Service Agreement by and between Regen and Dr. Wei Ping Min July 27,2013*
10.14	Share Purchase Agreement September 30, 2013*
10.15	Share Purchase Agreement October 11, 2013*
10.16	Share Purchase Agreement November 7, 2013*
10.17	Settlement Agreement executed by Company Dec 9, 2013*

10.18	Share Purchase Agreement dated December 4, 2013*
14.1	Code of Ethics*
23.1	Consent of Joseph L. Pittera (Exhibit 5.1)*

23.2	Consent of Seale and Beers CPAs *

* Filed Previously

UNDERTAKINGS

The Registrant hereby undertakes the following:

(a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, but notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information of the plan of distribution.

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For (2) determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a (3) post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification relative to alleged Securities Act violations (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Registrant will submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of La Mesa, State of California, on February 24, 2014.

REGEN BIOPHARMA,INC..

By:	/s/ David R. Koos
David R. Koos,
Chief Executive Officer, Principal Executive Officer

By:	/s/ David R. Koos
David R. Koos,
Principal Accounting Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ David R. Koos	Principal Executive Officer	February 27, 2014
David R. Koos

/s/ David R. Koos	Principal Accounting Officer	February 27, 2014
David R. Koos

/s/ David R. Koos	Director	February 27, 2014
David R. Koos

/s/ David R. Koos	Principal Financial Officer	February 27, 2014
David R. Koos

/s/ Thomas Ichim	Director	February 27, 2014
Thomas Ichim

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